                                                                   Exhibit 10.28

================================================================================
                     TRANSFER AND ADMINISTRATION AGREEMENT

                                     among

                        ENTERPRISE FUNDING CORPORATION,

                                   as Company

                                      and

                              JPFD FUNDING COMPANY

                                 as Transferor

                                      and

                      JP FOODSERVICE DISTRIBUTORS, INC.

                       as the initial Collection Agent

                                     and

                              NATIONSBANK, N.A.

                       as Agent and as a Bank Investor

                                      and

                     CERTAIN OTHER FINANCIAL INSTITUTIONS
                       FROM TIME TO TIME PARTIES HERETO

                              as Bank Investors

                           Dated as of May 30, 1996
================================================================================

                               TABLE OF CONTENTS

SECTION                                                                                                               PAGE

                                                             ARTICLE I
                                                            DEFINITIONS
     SECTION 1.1.          Certain Defined Terms    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     SECTION 1.2.          Other Terms    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
     SECTION 1.3.          Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28

                                                                   ARTICLE II
                                                           PURCHASES AND SETTLEMENTS

     SECTION 2.1.          Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
     SECTION 2.2.          Transfers; Eligible Receivables    . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
     SECTION 2.3.          Selection of Tranche Periods and Tranche Rates   . . . . . . . . . . . . . . . . . . . . .     33
     SECTION 2 4.          Discount, Fees and Other Costs and Expenses    . . . . . . . . . . . . . . . . . . . . . .     35
     SECTION 2.5.          Non-Liquidation Settlement and Reinvestment Procedures; Partial Liquidations   . . . . . .     36
     SECTION 2.6.          Liquidation Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
     SECTION 2.7.          Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     SECTION 2 8.          Protection of Ownership Interest of the Company and the Bank Investors   . . . . . . . . .     39
     SECTION 2.9.          Deemed Collections; Application of Payments  . . . . . . . . . . . . . . . . . . . . . . .     40
     SECTION 2.10.         Payments and  Computations, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     SECTION 2.11.         Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     SECTION 2.12.         Collection Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     SECTION 2.13.         Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     SECTION 2.14.         Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43

                                                                  ARTICLE III
                                                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1.          Representations and Warranties of the Transferor   . . . . . . . . . . . . . . . . . . . .     43
     SECTION 3.2.          Reaffirmation of Representations and Warranties by the Transferor    . . . . . . . . . . .     49

                                                                   ARTICLE IV
                                                              CONDITIONS PRECEDENT

     SECTION 4.1.          Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49

                                                             ARTICLE V
                                                             COVENANTS

     SECTION 5.1.          Affirmative Covenants of Transferor    . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     SECTION 5.2.          Negative Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . .     59

                                                                   ARTICLE VI
                                                         ADMINISTRATION and COLLECTIONS

     SECTION 6.1.          Appointment of Collection Agent    . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
     SECTION 6.2.          Duties of Collection Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
     SECTION 6.3.          Rights After Designation of New Collection Agent   . . . . . . . . . . . . . . . . . . . .     66
     SECTION 6.4.          Collection Agent Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     67
     SECTION 6.5.          Responsibilities of the Transferor and the Sellers   . . . . . . . . . . . . . . . . . . .     68

                                                         ARTICLE VII TERMINATION EVENTS

     SECTION 7.1.          Termination Events    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      69
     SECTION 7.2.          Termination     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72

                                                                  ARTICLE VIII
                                                  INDEMNIFICATION;  EXPENSES;  RELATED MATTERS

     SECTION 8.1.          Indemnities by the Transferor    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     72
     SECTION 8.2.          Indemnity for Taxes, Reserves and Expenses . . . . . . . . . . . . . . . . . . . . . . . .     76
     SECTION 8.3.          Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79
     SECTION 8.4.          Other Costs, Expenses and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . .     80
     SECTION 8.5.          Reconveyance Under Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . .     81

                                                                   ARTICLE IX
                                                          THE AGENT;  BANK COMMITMENT

     SECTION 9.1.          Authorization and Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     81
     SECTION 9.2.          Agent's Reliance, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
     SECTION 9.3.          Credit Decision    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     SECTION 9.4.          Indemnification of the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     SECTION 9.5.          Successor Agent    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
     SECTION 9.6.          Payments by the Agent    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     85
     SECTION 9.7.          Bank Commitment; Assignment to Bank Investors    . . . . . . . . . . . . . . . . . . . . .     85

                                                            ARTICLE X MISCELLANEOUS

     SECTION 10.1.         Term of Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
     SECTION 10.2.         Waivers; Amendments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
     SECTION 10.3.         Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90

     SECTION 10.4.         GOVERNING LAW;  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; INTEGRATION  . . . . . .     92
     SECTION 10.5.         Counterparts; Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
     SECTION 10.6.         Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
     SECTION 10.7.         Waiver of Confidentiality    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
     SECTION 10.8.         Confidentiality Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     94
     SECTION 10.9.         No Bankruptcy Petition Against the Company   . . . . . . . . . . . . . . . . . . . . . . .     94
     SECTION 10.10.        No Recourse Against Stockholders, Officers or Directors    . . . . . . . . . . . . . . . .     94
     SECTION 10.11.        Characterization of the Transactions Contemplated by the Agreement   . . . . . . . . . . .     94

ANNEX              DESCRIPTION

Annex I          -- Financial Covenant Definitions

EXHIBITS         DESCRIPTION

Exhibit A        -- Form of Contracts
Exhibit B        -- Credit and Collection Policy
Exhibit C-1      -- Lock-Box Banks; Lock-Box Accounts; Lock-Box Numbers
Exhibit C-2      -- Form of Lock-Box Agreement
Exhibit D-1      -- Deposit Account Banks; Deposit Account
                    Numbers
Exhibit D-2      -- Form of Deposit Account Agreement
Exhibit E        -- Form of Investor Report
Exhibit F        -- Fiscal Months
Exhibit G        -- Form of Assignment and Assumption Agreement
Exhibit H        -- Litigation Matters
Exhibit I        -- Addresses and Locations of Books and Records of the Transferor and Sellers
Exhibit J        -- Tradenames of Transferor & Sellers
Exhibit K-1      -- Matters for inclusion in opinion of counsel to Transferor and the Sellers
Exhibit L-I      -- Form of Secretary's Certificate  (Transferor)
Exhibit L-2      -- Form of Secretary's Certificate  (Sellers)
Exhibit M        -- ERISA Matters
Exhibit N-1      -- Form of Officer's Certificate (pro-forma balance sheet)
Exhibit N-2      -- Form of Officer's Certificate (Closing Date certifications)
Exhibit O        -- Environmental Matters

                     TRANSFER AND ADMINISTRATION AGREEMENT

                   TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of May 30, 1996, by and among JPFD FUNDING COMPANY, a Delaware corporation, as transferor (in such capacity, the "Transferor"), JP
FOODSERVICE DISTRIBUTORS, INC., a Delaware corporation, as the initial collection agent (in such capacity, the "Collection Agent"), ENTERPRISE
FUNDING CORPORATION, a Delaware corporation (the "Company"), NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and those other financial institutions from time to time parties hereto as Bank Investors.

                             PRELIMINARY STATEMENTS

         WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Administrative Agent" means NationsBank, N.A., as administrative agent.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

         "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A

Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

         "Affiliate Premises" shall mean real property in which the Transferor, any Affiliate of the Transferor, or any Person which has been an Affiliate of the Transferor at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

         "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article IX.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company, the Bank Investors, the Agent or the Collection Agent (if other than the Transferor, any of the Sellers or any Affiliate of any of the foregoing) at such time.

         "Applicable Margin" means, for purposes of calculating the Eurodollar Rate for any Eurodollar Tranche, the applicable margin corresponding to the Total Debt and Investment Ratio (as such term is defined in Annex I hereto) set forth below as determined as of the last day of each Fiscal Month and as set forth on the Investor Report covering such Fiscal Month:

         Total Debt and
         Investment Ratio                           Applicable Margin
         ----------------                           -----------------
         Greater than 3.5 to 1.0                    100 basis points

         Equal to or less than 3.5
         to 1.0 but greater than 3.0
         to 1.0                                     87.5 basis points

         Equal to or less than 3.0 to
         1.0 but greater than 2.5 to
         1.0                                        75.0 basis points

         Equal to or less than 2.5 to
         1.0                                        50.0 basis points

The Applicable Margin shall be determined on each date that an Investor Report shall be delivered by the Transferor or the

Collection Agent to the Agent for each Fiscal Month and such margin shall remain in effect until the date upon which the next Investor Report shall have been so delivered to the Agent at which time the Applicable Margin shall be redetermined in accordance with the Total Debt and Investment Ratio reported at such time.

         "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

         "Average Collection Period" means at any time a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

         "Bank Investors" means NationsBank, N.A. and its successors and assigns.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

         "Base Rate" or "BR" means, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or any of the Sellers is, or at any time during the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Business Day" means any day excluding Saturday, Sunday and any other day on which banks in New York, New York, Charlotte, North Carolina or Columbia, Maryland are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market; provided, that with respect to any act which is required to take place in a jurisdiction other than one set forth above, the term "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which the banks in any such jurisdiction are authorized or required by law to close.

         "BR Tranche" means a Tranche as to which Discount is calculated at the Base Rate.

         "BR Tranche Period" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, NationsBank on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business
Day, such BR Tranche Period shall end on the next succeeding Business Day.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Change of Control" means any acquisition subsequent to the Closing Date by any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities and Exchange Act of 1934 (as amended, the "Exchange Act")), other than one or more of (x) Sara Lee Corporation, (y) the Management
Group, or (z) any Persons comprising a group controlled (as defined in Rule 12b-2 under the Exchange Act) by one or more of Sara Lee Corporation or the Management Group, of (a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the Voting Stock of Distributors or (so long as any of the Sellers is a Subsidiary of the Parent) the Parent or (b) all or substantially all of the properties and assets of Distributors or (so long as any of the Sellers is a Subsidiary of the Parent) the Parent. For purposes of this definition, "acquisition" by any

Person or Persons of the Voting Stock or properties and assets referred to in the preceding sentence shall mean the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

         "Closing Date" means May 30, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

         "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12.

         "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

         "Collection Agent Default" has the meaning specified in Section 6.4 hereof.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

         "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

         "Commitment" means for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment."

         "Commitment Fee" means the fee payable by the Transferor to the Agent for distribution to the Bank Investors pursuant to Section 2.7(b), which fee shall be equal to the product of (x) the average daily unfunded aggregate Commitment during the period for which such fee is owing and (y) the per annum rate set forth in the Fee Letter.

         "Commitment Termination Date" means May 29, 1997, or such later date as to which the Bank Investors may, after each such Person's completion of its own independent credit analysis of the Transferor and the transactions contemplated herein and in the other Transaction Documents (to be undertaken at the request of the Transferor to extend such date (each such request to be made no more than 90 and no less than 60 days prior to the then effective Commitment Termination Date)), agree to extend their Commitments. Each Bank Investor shall notify the Agent (which shall notify the Transferor) at least 45 days prior to the then effective Commitment Termination Date of its decision to extend its Commitment; it being understood and agreed, that (i) no Bank Investor shall be under any obligation to extend such date, (ii) in no event shall the date to which the Commitment Termination Date shall be extended be later than 360 days after notice of such extension is delivered to the Transferor, and (iii) failure of any Bank Investor to give any notice of extension to the Agent within the time period prescribed herein shall be deemed to be notice of non-renewal of such Person's commitment with respect hereto.
If one or more Bank Investor fails or elects not to extend its Commitment, then the Commitment Termination Date shall not be extended unless (x) one or more of the existing Bank Investors agrees to increase their respective commitments by the amount, in aggregate, of such non-renewing Bank Investor or Bank Investors, (y) any new financial institution acceptable to the Agent and the Transferor shall agree to become a party hereto and to accept such Commitment of such non-renewing Bank Investor or Bank Investors, or (z) the Transferor reduces the Maximum Net Investment and, to the extent necessary so as not to be in violation of Section 7.1(m)(iii), the Net Investment and the Interest Component of any Related Commercial Paper, to equal the aggregate Commitments of all Bank Investors that have agreed to so extend their Commitments hereunder.

         "Company" means Enterprise Funding Corporation, and its successors and assigns.

         "Concentration Factor" means, on any date of determination, for any Designated Obligor, three percent (3%) of the Maximum Net Investment on such date; provided, that (i) with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors"), such amount shall be equal to five percent (5%) of the Maximum Net Investment on such date, (ii) with respect to any Special Obligors, such amount shall be equal to such other amount or such percentage of the Maximum Net Investment as shall be agreed upon by the Agent and the Transferor, provided, that for

Service America Corporation, such amount shall be equal to $5,000,000 and for Buffets, Inc., such amount shall be equal to five percent (5%) of the Maximum Net Investment at such time, and (iii) with respect to any Designated Obligor specified by the Agent, such amount shall be equal to such other amount or percentage of Maximum Net Investment to be determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

         "Contract" means an agreement or invoice in substantially the form of one of the forms attached hereto as Exhibit A or otherwise approved by the Agent, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

         "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "CP Tranche" means a Tranche as to which Discount is calculated at a CP Rate.

         "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

         "Credit and Collection Policy" shall mean the credit and collection policies and practices for the Sellers and their Affiliates relating to Contracts and Receivables existing on the date hereof and attached hereto as Exhibit B, as modified from time to time in compliance with Section 5.2(c).

         "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Dealer Fee" means the fee payable by the Transferor to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

         "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

         "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Seller originating such Receivable or the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

         "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables (other than Defaulted Receivables) as of such date; provided that in calculating both the amounts described in clauses (i) and (ii) above, such amount shall exclude the Outstanding Balance of any Delinquent Receivables of any Obligor in excess of such Obligor's Concentration Factor.

         "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

         "Deposit Account" means an account maintained by the Transferor or any of the Sellers at a Deposit Account Bank for the purpose of receiving Collections from Receivables previously delivered to, deemed collected or otherwise received by the Collection Agent (or any Sub-Collection Agent), the applicable Seller or the Transferor.

         "Deposit Account Agreement" means an agreement between the applicable Seller, the Transferor, the Agent and the applicable Deposit Account Bank in substantially the form of Exhibit D-2 hereto.

         "Deposit Account Bank" means each of the banks set forth in Exhibit D-1 hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 hereof.

         "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a

Designated Obligor upon notice to the Transferor from the Agent, delivered at any time.

         "Dilution" means the reduction or cancellation of all or any portion of a Receivable as a result of any Dilution Factor.

         "Dilution Factor" has the meaning assigned to such term in the definition of "Dilution Ratio".

         "Dilution Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate amount of any Receivables during such Fiscal Month that are reduced or cancelled as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other dilutive factors, and any other billing or other adjustment provided to any Obligors in respect of their Receivables (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the applicable Seller or the Collection Agent (the foregoing being referred to collectively as "Dilution Factors" and each individually as a "Dilution Factor") by (ii) the aggregate Outstanding Balance of all Receivables which arose during such Fiscal Month.

         "Dilution Reserve" means, at any time, an amount equal to the product of (i) two (2), (ii) the highest Dilution Ratio as of the last day for any of the preceding 12 Fiscal Months and (iii) the sum of the Net Investment, the Loss Reserve, the Discount Reserve and the Servicing Fee Reserve at such time.

         "Discount" means, with respect to any Tranche Period:

                                 TR x TNI x AD
                                 -------------
                                      360

where:

TR  =    the Tranche Rate applicable to such Tranche Period.

TNI =    the portion of the Net Investment allocated to such Tranche Period.

AD  =    the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

         "Discount Reserve" means, at any time, an amount equal to:

                                    TD + LY

where:

TD  =    the sum of the unpaid Discount for all Tranche Periods.

LY  =    the Liquidation Yield

         "Distributors" mean JP Foodservice Distributors, Inc., a Delaware corporation, together with its permitted successors and assigns.

         "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the early termination thereof pursuant to clause (ii) of Section 7.2(b)) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced at the request of the Transferor or upon the occurrence or declaration of the Termination Date or the Reinvestment Termination Date, in either case, as a result of any Termination Event (other than a No-Fee Termination Event), the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

         "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S & P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-l" and "A-l", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-l", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-l" and "A-l", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and
(d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-l", respectively.

         "Eligible Receivable" means, at any time, any Receivable:

              (i) which has been originated by a Seller, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

              (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement.

              (iii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

              (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

              (v) which is not a Delinquent Receivable at the time of the initial creation of an interest therein hereunder;

              (vi) which, (A) arises pursuant to a Contract with respect to which the applicable Seller has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, is required to be paid in full within 30 days after the original billing date therefor; provided, however, that any such Receivable that is required to be paid in full within a period of 31 to 60 days after the original billing date therefor will be deemed to be eligible under this clause (vi) (assuming it satisfies all other eligibility criteria set forth herein) to the extent that, when aggregated with all other Eligible Receivables that are required to be paid in full within a period of 31 to 60 days after the original billing date therefor, the aggregate Outstanding Balances of all such Receivables would not exceed ten percent (10%) of the aggregate Outstanding Balance of all Eligible Receivables at such time;

              (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

              (viii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
         Section 3(a)(3) of the Securities Act of 1933, as amended;

              (ix) which is an "account" or "general intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

              (x) which is denominated and payable only in United States dollars in the United States;

              (xi) which, arises under a Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense (other than any unexpired volume or pricing discounts or rebates to which the Obligor thereon may be entitled); provided, however, that only such portion of such Receivable which is the subject of such litigation, dispute, offset, counterclaim or other defense shall be deemed ineligible pursuant to this clause (xi);

              (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

              (xiii) which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies with such other criteria and requirements as the Agent may from time to time specify to the Transferor following five days' notice;

              (xiv) which was generated from the sale of goods, merchandise or inventory of the applicable Seller in the ordinary course of such Seller's business and, to the extent such Receivables are generated by any entity or business line acquired by a Seller after the Closing Date, such Receivables or class of Receivables shall have been approved by the Agent and the Majority Investors for inclusion in the Net Receivables Balance (to the extent such Receivables otherwise meet all of the other eligibility criteria set forth herein),

              (xv) the Obligor of which has been directed that such payments should be remitted directly to a Lock-Box or Lock-Box Account in respect of which there shall be a Lock-Box Agreement in effect;

              (xvi) the assignment of which under the Receivables Purchase Agreement by the applicable Seller and hereunder by the Transferor does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

              (xvii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xviii);

              (xviii)   which does not arise under a Contract which has been
         rewritten or reissued in connection with the actual or probable default or delinquency of the original Receivable or in connection with a compromise or adjustment of or to the original Receivable based on credit reasons; and

              (xix) which, if arising under a long-term, supply, requirement or similar Contract, such Contract contains provisions (x) allowing for the adjustment by the applicable Seller of the prices of the inventory, goods or merchandise covered thereby no less frequently than weekly and (y) allowing for the cancellation thereof by the applicable Seller, without cause, on no more than thirty (30) days' prior notice to the Obligor thereunder.

         "Environmental Claims" shall have the meaning assigned to such term in
Section 3.1(x).

         "Environmental Law" shall mean any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

         "Environmental Permits" shall mean, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Estimated Maturity Period" shall mean, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the applicable Seller's normal accounting practices applied on a basis consistent with those reflected in such Seller's financial statements, provided, however, that if the Agent, the Company or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

         "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is equal to the sum of (A) the Applicable Margin at such time, (B) the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) and (C) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

         "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of one, two or three months requested by the Transferor and agreed to by the Company, Nationsbank, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as applicable; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or
(b) if any Eurodollar Tranche commences on the last Business Day of any month or on a Business Day for which there is no numerically corresponding day in the month in which such Eurodollar Tranche Period is to end, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

         "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

         "Excluded Taxes" shall have the meaning specified in Section 8.3 hereof.

         "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

         "Fiscal Month" means a fiscal month in any Fiscal Year. Exhibit F sets forth the dates upon which each fiscal month in each of the Fiscal Years ending in 1996, 1997, 1998, and 1999 shall end.

         "Fiscal Year" means the fiscal year of the Transferor and the Sellers, which fiscal year shall end on the Saturday closest to June 30th of each calendar year.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

         "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

         "Hazardous Substances" shall mean and include those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) and the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801 et seq.), and in the regulations promulgated pursuant to said laws, all as amended; and in any event shall include medical wastes, infectious wastes, asbestos, paint containing lead, and urea formaldehyde.

         "Incremental Transfer" means a Transfer which is made pursuant to
Section 2.2(a) hereof.

         "Indebtedness" means, with respect to any Person such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

         "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

         "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

         "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

         "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to
Section 2.11 hereof.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" means, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Agent, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

         "Liquidation Yield" means, at any time, an amount equal to:

                        (RVF x LBR x NI) x (EMP x 1.5)
                                           -----------
                                               360

where:

RVF  =   the Rate Variance Factor at such time;

LBR  =   the Base Rate at such time which is applicable to the
         liquidation period after a Termination Event;

NI   =   the Net Investment at such time; and

EMP  =   the Estimated Maturity Period of the Receivables.

         "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Lock-Box" means a lock-box maintained by the Transferor or any of the Sellers for the purpose of receiving Collections from Obligors by mail.

         "Lock-Box Account" means an account maintained by the Transferor or any of the Sellers at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

         "Lock-Box Agreement" means an agreement among the applicable Seller, the Transferor, the Agent and the applicable Lock-Box Bank in substantially the form of Exhibit C-2 hereto.

         "Lock-Box Bank" means each of the banks set forth in Exhibit C-1 hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.8 hereof.

         "Loss Percentage" means on any day the greatest of (i) five (5) times the highest Loss-to-Liquidation Ratio as of the last day of each of the twelve (12) Fiscal Months preceding the then current Fiscal Month, (ii) three
(3) times the highest percentage used to determine the Concentration Factor of any Designated Obligor (other than a Special Obligor or an A1/A+ Rated Obligor), and (iii) ten percent (10%).

         "Loss Reserve" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

where:

LP  =    the Loss Percentage at the close of business of the Collection Agent on such day;

NI  =    the Net Investment at the close of business of the Collection Agent on such day;

DLR = the Dilution Reserve at the close of business of the Collection Agent on such day;

DR  =    the Discount Reserve at the close of business of the Collection Agent on such day; and

SFR = the Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $3,000,000.

         "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such Fiscal

Month, by (ii) the aggregate amount of Collections received by the Collection Agent during such Fiscal Month; provided that in calculating the amount described in clause (i) above, such amount shall exclude the Outstanding Balance of any such Defaulted Receivables of any Obligor in excess of such Obligor's Concentration Factor on such date.

         "Majority Investors" shall have the meaning specified in Section 9.1(a) hereof.

         "Management Group" means the individuals who on November 10, 1994 held the offices of (i) Chairman of the Board and Chief Executive Officer and
(ii) Senior Vice President and Chief Financial Officer, in each case, of the Parent.

         "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables,
(ii) the condition (financial or otherwise), operations, businesses or properties of the Transferor or of any of the Sellers and their respective Subsidiaries, (iii) the ability of the Transferor or any of the Sellers to perform its respective obligations under the Transaction Documents to which it is a party or (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

         "Maximum Net Investment" means Fifty Million Dollars ($50,000,000); provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Termination Date, the Maximum Net Investment shall at all times equal the Net Investment.

         "Maximum Percentage Factor" means 98%.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or any or the Sellers on behalf of its employees.

         "Net Asset Test" shall mean, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to
Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than the Net Investment.

         "Net Investment" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided, further that the Net Investment may be increased by the amount described in Section 9.7(g) as described therein.

         "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum, without duplication, of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding
Balance of all Eligible Receivables which are Defaulted Receivables, plus
(iii) the aggregate Outstanding Balance of all Eligible Receivables (other than Defaulted Receivables) all or any portion of which remain unpaid sixty-one (61) or more days past the original due date therefor, plus (iv) the sum for all Obligors of each of the Sellers of the lesser for each such Obligor of (x) the amount of any security deposits from such Obligor which is held by any of the Sellers and (y) the aggregate Outstanding Balance of the Eligible Receivables owing by such Obligor.

         "No-Fee Termination Event" means any Termination Event of the type described in Section 7.1(k), 7.1(1), or, to the extent caused by the occurrence of a Termination Event of the type described in either 7.1(k) or 7.1(1), a Termination Event of the type described in Section 7.1(h).

         "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

         "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

         "PACA" means the perishable Agricultural Commodities Act, 7 U.S.C. Sections 499a-499s (as in effect from time to time), and any successor statute.

         "Parent" means JP Foodservice, Inc., a Delaware corporation.

         "Percentage Factor" means the fraction (expressed as a percentage) computed at any time of determination as follows:

                            NI + LR + DLR + DR + SFR
                            -------------------------
                                      NRB

where:

NI   =   the Net Investment at the time of such computation;

LR   =   the Loss Reserve at the time of such computation;

DLR  =   the Dilution Reserve at the time of such computation;

DR   =   the Discount Reserve at the time of such computation;

SFR  =   the Servicing Fee Reserve at the time of such computation; and

NRB  =   the Net Receivables Balance at the time of such computation.

         The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business on each Business Day and report such recomputations to the Agent in the Investor Report and as otherwise requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5(a) during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Agent, on behalf of the Company and the Bank Investors, shall have received all of the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be reduced to zero.

         "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Private Debt Indenture" means that certain Note Purchase Agreement dated as of November 10, 1994 among Distributors and the institutional investors parties thereto, as the same may be amended, restated, reissued, supplemented or otherwise modified from time to time.

         "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

         "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

         "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

         "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

         "Purchase Termination Date" means the date upon which (i) the Transferor shall cease or be unable, for any reason whatsoever, to make purchases of Receivables from any of the Sellers under the Receivables Purchase Agreement, (ii) any Seller shall cease or be unable, for any reason whatsoever, to make sales of Receivables to the Transferor under the Receivables Purchase Agreement or shall (other than as a result of the sale thereof by such Seller pursuant to the Receivables Purchase Agreement) fail to have rights in any Receivables sold or intended to be sold under the Receivables Purchase Agreement, or (iii) the Receivables Purchase Agreement shall terminate for any reason whatsoever.

         "Rate Variance Factor" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in a written notice by the Agent to the Transferor and the Collection Agent.

         "Receivable" means the indebtedness or other obligations owed to any of the Sellers by any Obligor (prior to giving effect to any transfer or conveyance thereof by such Seller to the Transferor under the Receivables Purchase Agreement at any time) under a Contract and sold or transferred by such Seller to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale of goods, merchandise or inventory or the rendering of services by such Seller and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 30, 1996 by and between each of the Sellers, as sellers, the Transferor, as purchaser, and the Parent, as such agreement may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

         "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Net Investment.

         "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

         "Related Security" means, with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

              (i) the goods, merchandise or inventory (including returned or repossessed goods, merchandise or inventory), if any, the sale of which by the applicable originating Seller gave rise to such Receivable;

              (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

              (iii) all guarantees, letters of credit, indemnities, warranties, insurance policies (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

              (iv)  all Records related to such Receivable;

              (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against each of the Sellers in connection therewith; and

              (vi)  all Proceeds of any of the foregoing.

         "Revolving Credit Agreement" means that certain Credit Agreement dated as of November 10, 1994 by and among Distributors, NationsBank, N.A. (as successor in interest to NationsBank of North Carolina, N.A.), as administrative agent and co-arranger, The Chase Manhattan Bank, N.A., as co-agent and co-arranger, and the lenders from time to time parties thereto, as the same may be amended, restated, supplemented or otherwise modified.

         "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

         "Seller" means any of Distributors, Illinois Fruit & Produce Corp., an Illinois corporation, Sky Bros., Inc., a Pennsylvania corporation, and, to the extent the Agent and the Majority Investors shall have previously consented thereto, any other Person that becomes a party to the Receivables Purchase Agreement as a seller of Receivables thereunder, together in each case with such Person's respective permitted successors and assigns, and "Sellers" means all of the foregoing, collectively. To the extent applicable, the terms "Seller" and "Sellers" shall be deemed to include and be a reference to any Seller or the Sellers, in its or their capacity as a Sub-Collection Agent.

         "Servicing Fee" means the fees payable by the Company or the Bank Investors to the Collection Agent, with respect to a Tranche, in an amount equal to 1.00% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof or such other amount as shall be determined pursuant to Section 6.2(b). Such fee shall accrue from the date of the initial purchase of an interest in the Receivables hereunder to the later of the Termination Date or the date occurring thereafter on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 (a) hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.6 hereof.

         "Servicing Fee Reserve" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) the Servicing Fee percentage and (iii) a fraction having as the numerator, the sum of (a) 1.5 times the Estimated Maturity Period plus (b) 30, and as the denominator, 360.

         "Special Obligor" means any Designated Obligor designated in writing by the Agent as being a Special Obligor, which designation has not been revoked by the Agent. As of the Closing Date, Service America Corporation and
Buffets, Inc. are the only Special Obligors.

         "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc.

         "Sub-Collection Agent" means any Person appointed as such by the Collection Agent (and which appointment has not been revoked) pursuant to
Section 6.1(b) hereof and Section 6.02(a) of the Receivables Purchase
Agreement.

         "Subordinated Note" shall have the meaning specified in the Receivables Purchase Agreement.

         "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

         "Taxes" shall have the meaning specified in Section 8.3 hereof.

         "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the date upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date,
(vi) the day on which the Reinvestment Termination Date shall occur, unless on or prior to such date the Company shall have assigned one hundred percent of its interest in the Net Investment to the Bank Investors in accordance with Section 9.7, (vii) the Purchase Termination Date, or (viii) May 28, 1999.

         "Termination Event" means an event described in Section 7.1 hereof.

         "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

         "Tranche Period" means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

         "Tranche Rate" means the CP Rate, the Base Rate or the Eurodollar
Rate.

         "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

         "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Subordinated Notes and all of the other instruments, documents and other agreements executed and delivered by the Transferor and/or any of the Sellers in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.2(b) and 2.5(a)).

         "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

         "Transfer Price" means with respect to any Incremental Transfer, the amount paid in respect thereof to the Transferor by the Company or the Bank Investors as applicable in accordance with Section 2.2(a).

         "Transferor" means JPFD Funding Company, a Delaware corporation, and its successors and permitted assigns.

         "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

         "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

         "U.S." or "United States" means the United States of America.

         "Voting Stock" means, with respect to any corporation, the capital stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or other persons performing similar functions) of such corporation.

         SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits, Schedules and Annexes hereto, as the same may from time to time be amended or supplemented, and not to any particular Section, subsection or clause contained in this Agreement, and all references herein to Sections, Exhibits, Schedules and Annexes shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits, Schedules and Annexes attached hereto, the terms of which are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

         SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                           PURCHASES AND SETTLEMENTS

         SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, at any time prior to the Termination Date (x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the applicable Seller.

         SECTION 2.2. Transfers; Eligible Receivables (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth (x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the occurrence of the Termination Date; provided that after giving effect to the issuance of Related Commercial Paper to fund the Transfer Price of any Incremental Transfer and the payment to the Transferor of such Transfer Price, the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Maximum Net Investment; and, provided further, that the representations and warranties set forth in Section
3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Investor Report shall have been delivered with respect to such Incremental Transfer as required by
Section 3.2 hereof.

         The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether such request is made to the Company or the Bank Investors (it being understood and agreed that once the Bank Investors acquire any Transferred Interest hereunder, the Bank Investors shall be required to purchase all Transferred Interests held by the Company in accordance with Section 9.7 and thereafter the Company shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof or, to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available portion of the Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of the Company, the Company shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer.

         On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer.

         By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

         (b)  Reinvestment Transfers.   On each Business Day occurring after
the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company or the Bank Investors then owning any Transferred Interests, and in consideration of the Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company may, and the Bank Investors shall (in either case, to the extent such Persons then own any Transferred Interest), agree to purchase from the Transferor, undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5(a) hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

         (c)   All Transfers.   Each Transfer shall constitute a purchase of
undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Company's and/or the Bank Investors', as applicable, aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time. Each of the Company's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's Net Investment bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time) of the Percentage Factor at such time.

         (d) Agent's Books and Records. The Agent shall maintain books and records in which shall be recorded (i) the date and amount of each Incremental Transfer hereunder and the purchaser(s) thereof, (ii) the date and amount of and parties to any assignment of rights and obligations hereunder pursuant to
Section 9.7, (iii) the amount of any Discount, fees or other amount due and payable or to become due from the Transferor to the Agent, the Company, each of the Bank Investors and/or the Collection Agent hereunder and (iv) the amount and date of any reduction in the Net Investment. The entries made in the Agent's books and records as described in this Section 2.2(d) shall be conclusive and binding on the Transferor for all purposes absent manifest error.

         SECTION 2.3.  Selection of Tranche Periods and Tranche Rates.

         (a) Transferred Interest held by Company. With respect to any portion of the Transferred Interest not held by the Bank Investors (or any of them), the Transferor may, subject to Section 7.2(b) and the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment held by the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that the Company, in its sole discretion, may select any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis, or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held by it to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby.
The initial Tranche Period applicable to any such Purchased Interest held by the Liquidity Provider shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter (subject to the limitations set forth herein) the Tranche Rate applicable thereto shall be the Eurodollar Rate, to the extent then available and determinable in accordance with the terms hereof, or in all other cases, the Base Rate, in each case, as determined by NationsBank; provided, that with respect to the occurrence of any of the events described in clause (i) or (ii) immediately above with respect to any expiring Tranche Period to which any Net Investment held by it is allocated, NationsBank, on behalf of the Liquidity Provider, shall designate that such Net Investment shall be allocated to a BR Tranche for a Tranche Period not to exceed three (3) Business Days. At all times from and after the Termination Date (subject to Section 7.2(b)), with respect to any portion of the Transferred Interest which is not held by the Bank Investors (or any of them), the Company or NationsBank, as applicable, shall select all new Tranche Periods applicable thereto; provided, that the Company or NationsBank, as applicable, shall use reasonable efforts, and shall consult with the Transferor, in selecting such Tranche Periods to match such

Tranche Periods to the anticipated cash flows relating to the Receivables then outstanding so as to minimize the amount of Early Collection Fees which may be payable by the Transferor.

              (b)   Transferred Interest Held by Bank Investor. Subject to
Section 7.2(b), the initial Tranche Period with respect to any portion of the Transferred Interest transferred to the Bank Investors (or any of them) pursuant to Section 9.7 shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Bank Investors (or any of them), such Net Investment shall be allocated at the Transferor's option (subject Section 7.2(b) and to the limitations set forth herein) to either BR Tranches or Eurodollar Tranches. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, that if the Transferor shall fail to give any such notice with respect to any expiring Tranche Period held by any Bank Investor, the Transferor shall be deemed to have selected a BR Tranche having a Tranche Period not exceeding three (3) Business Days. At all times from and after the Termination Date (subject to Section 7.2(b)), with respect to any portion of the Transferred Interest held by the Bank Investors (or any of them), the Agent shall select all new Tranche Periods applicable thereto; provided, that the Agent shall use reasonable efforts, and shall consult with the Transferor, in selecting such Tranche Periods to match such Tranche Periods to the anticipated cash flows relating to the Receivables then outstanding so as to minimize the amount of Early Collection Fees which may be payable by the Transferor.

              (c) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

        (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

        (B) while such circumstances exist, neither the Company, any of the Bank Investors or the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

         (ii) If, with respect to any outstanding Eurodollar Tranche, the Company or any of the Bank Investors owning any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period, then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

         (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then
(x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investors, as applicable, to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

         SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due the Company or any Bank Investor), all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period, the

Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held by the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer due to rounding as a result of the minimum incremental funding restrictions in the commercial paper markets. The Transferor shall pay to the Agent, on behalf of the Company, on each day on which any Related Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.4.

         SECTION 2.5.   Non-Liquidation Settlement and Reinvestment Procedures;
Partial Liquidations.   (a) On each day after the date of any Incremental
Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5(a) hereof to the Transferor, for the benefit of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to
Section 2.2(b) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this
Section 2.5(a) hereof, the Collection Agent shall deposit to the Agent's account (to the extent not previously so deposited), for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof.

         (b) The Transferor shall be entitled at any time during the term of this Agreement to request a partial liquidation of the Transferred Interest such that the aggregate Net Investment shall be reduced to an amount designated by the Transferor in such request. Any such partial liquidation shall be conducted on terms and provisions to be mutually acceptable to the Agent and the Transferor; provided, however, that it is understood and agreed that, unless otherwise requested by the Transferor, such partial liquidation shall not result in a reduction in the Maximum Net Investment.

         SECTION 2.6. Liquidation Settlement Procedures. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Company or the Bank Investors, as applicable. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, any amounts set aside pursuant to Section 2.5(a) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, the amounts so set aside for the Company or the Bank Investors pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Company and the Bank Investors pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Discount, second, if the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the

Sellers is not then the Collection Agent, to the Collection Agent's account in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Net Investment allocated to any Tranche Period ending on such date, fourth, in payment of all fees payable by the Transferor hereunder, fifth, in payment of all other Aggregate Unpaids and sixth, if the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers is then the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Persons entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all such amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full, in cash and all other Aggregate Unpaids have been paid in full, in cash, (i) the Percentage Factor shall be reduced to zero, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Company's and the Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's and the Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6. Notwithstanding anything contained herein to the contrary, no Collections or other funds applied to the reduction of Net Investment as a result of the occurrence and continuance of a Potential Termination Event which does not become a Termination Event shall effect or cause a reduction in the Maximum Net Investment.

         SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

         (a) On the last day of each month and on the date occurring after the Termination Date upon which the Percentage

Factor is reduced to zero, to the Company solely for its own account, the Program Fee;

         (b) On the last day of each month and on the date occurring after the Termination Date upon which the Percentage Factor is reduced to zero, to the Agent for allocation to the Bank Investors, the Commitment Fee; and

         (c) On the date of execution hereof, to the Administrative Agent solely for its own account, the Arrangement Fee.

         SECTION 2.8.   Protection of Ownership Interest of the Company and the
Bank Investors.   (a) The Transferor agrees that it will, and will cause each of the Sellers to, from time to time, at its or their expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each of the Sellers to, in order to accurately reflect this purchase and sale transaction,
(x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.7 hereof) as may be requested by the Agent, the Company or any of the Bank Investors, and
(y) mark its respective master data processing records and, upon the request of the Agent, the Company or any of the Bank Investors, mark its other documents with a legend describing the conveyance to the Transferor (in the case of the Sellers) and the Agent, for the benefit of the Company and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause each of the Sellers to, upon request of the Agent, the Company or any of the Bank Investors obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or any of the Sellers' signatures. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit any of the Sellers to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Maryland (in the case of the Transferor and Distributors), Illinois (in the case of Illinois Fruit & Produce Corp.) and Pennsylvania (in the case of Sky Bros., Inc.)) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at the Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

         (b) The Collection Agent shall instruct all Obligors to remit all Collections directly to a Lock-Box or a Lock-Box Account in respect of which a Lock-Box Agreement shall be in effect. Each Lock-Box or Lock-Box Account maintained by a Lock-Box Bank and each Deposit Account maintained by a Deposit Account Bank shall, pursuant hereto and the applicable Lock-Box Agreement or Deposit Account Agreement, be under the exclusive ownership and control of the Agent which is hereby and thereby granted to the Agent by the applicable Seller and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks and the Deposit Account Banks until such time after the occurrence of any Collection Agent Default, Termination Event or Potential Termination Event as the Agent shall, by notice to the Collection Agent or any of the Lock-Box Banks and/or Deposit Account Banks, terminate such authority. The Collection Agent shall not add any bank as a Lock-Box Bank or any lock-box or lock-box account as a Lock-Box or Lock-Box Account or any bank as a Deposit Account Bank or any deposit account as a Deposit Account, in any case, to those listed on Exhibit C-1 or D-l, respectively, attached hereto unless the applicable bank has entered into a Lock-Box Agreement or Deposit Account Agreement, respectively. The Collection Agent shall not terminate any bank as a Lock-Box Bank or Deposit Account Bank, any lock-box as a Lock-Box or any account as a Lock-Box Account or Deposit Account unless the Agent shall have received thirty (30) days' prior notice of such termination. If the Transferor, any of the Sellers or the Collection Agent receives any Collections, the Transferor, such Seller or the Collection Agent, as applicable, shall immediately, but in any event within forty-eight (48) hours of receipt, remit (and shall cause such Seller to remit) such Collections to a Lock-Box Account or Deposit Account.

         SECTION 2.9. Deemed Collections; Application of Payments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced or canceled as a result of any Dilution Factor, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5(a) or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent.

         (b)  If on any day any of the representations or warranties in
Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5(a) or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent.

         (c) Any payment by an Obligor in respect of any indebtedness owed by it to any of the Sellers shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

         SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

         In the event that any payment hereunder is stated to be due on a day which is not a Business Day, then such payment shall be deemed due on the immediately succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Discount, interest or any fee payable hereunder, as the case may be; provided, however, that if such extension would cause payment of Discount on any Eurodollar Tranche to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

         SECTION 2.11.   Reports.   Prior to the tenth day of each Fiscal
Month, the Collection Agent shall prepare and forward to the Agent, the Administrative Agent and each of the Bank Investors, (i) an Investor Report as of the end of the last day of the immediately preceding Fiscal Month, (ii) if requested by the Agent or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent or the Administrative Agent may reasonably request.

         SECTION 2.12.   Collection Account.   There shall be established on
the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company and the Bank Investors, with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company and the Bank Investors. On and after the occurrence of a Collection Agent Default or a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date occurring after the Termination Date upon which the Percentage Factor shall have been reduced to zero, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

         SECTION 2.13. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7 or 9.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to
Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such

Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to
(b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1.   Representations and Warranties of the Transferor.   The
Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

         (a)   Corporate Existence and Power.   The Transferor is a corporation
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have obtained or received any such governmental license, authorization, consent or approval would not have a Material Adverse
Effect.   The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b)   Corporate and Governmental Authorization; Contravention.   The
execution, delivery and performance by the

Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, and the other Transaction Documents to which the Transferor is a party
(i) are within the Transferor's corporate powers, have been duly authorized by all necessary corporate and shareholder action, (ii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), (iii) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor, except where any such contravention or default would not have a Material Adverse Effect, (iv) do not contravene the Certificate of Incorporation or Bylaws of the Transferor, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

         (c)   Binding Effect.   Each of this Agreement, the Receivables
Purchase Agreement, the Fee Letter, and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

         (d)   Perfection.   Immediately preceding each Transfer hereunder, the
Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest and except as would not violate Section 7.1(f) at such time, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and each of the Sellers will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, any Investor Reports, any other reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

         (f) Tax Status. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except any such taxes, assessments and/or other governmental charges which it is contesting in good faith and by appropriate proceedings and in respect of which (x) the Transferor has established adequate reserves on its books and records and (y) no Adverse Claim has resulted from the non-payment thereof.

         (g)   Action, Suits.   Except as set forth in Exhibit H hereof, there
are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

         (h)   Use of Proceeds.   No proceeds of any Transfer will be used by
the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i)   Place of Business.   The principal place of business and chief
executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The principal place of business and chief executive office of each of the Sellers and the offices where each such Seller keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

         (j)   Good Title.   Upon each Transfer and each recomputation of the
Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

         (k) Tradenames, Etc. As of the date hereof: (i) the Transferor has no Subsidiaries and (ii) the Transferor and each of the Sellers has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Exhibit J hereto.

         (l)   Nature of Receivables.   Each Receivable (x) represented by the
Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth herein, is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended and, in the case of clause (y) above, is not a Receivable of the type described in clauses (i), (ii) and (iii) of the definition of "Net Receivables Balance."

         (m)   Coverage Requirement; Amount of Receivables. The Percentage
Factor does not exceed the Maximum Percentage Factor.   As of the Closing Date,
the aggregate Outstanding Balance of the Receivables in existence was $103,949,988 and the Net Receivable Balance was $84,119,975.

         (n)   Credit and Collection Policy.   Since August 2, 1995, there
have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

         (o)   Collections and Servicing.   Since July 1, 1995, there has been
no material adverse change in the ability of the Collection Agent or any Sub-Collection Agent (in either case, to the extent it is any of the Sellers, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

         (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

         (q)   Not an Investment Company.   Neither the Transferor nor any of
the Sellers is, or is controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r)   ERISA.   Except as set forth on Exhibit M, none of the Parent,
the Transferor, any of the Sellers or any ERISA Affiliate of any of the
foregoing maintains any Benefit Plans.   Each of the Parent, the Transferor,
the Sellers and the ERISA Affiliates of each of the foregoing is in compliance in all material respects with ERISA and no Adverse Claims exist in favor of the Pension Benefit Guaranty Corporation or the U.S. Department of Labor on any of the Receivables or on the assets or properties of any such Person making such representation.

         (s) Lock-Box Accounts; Deposit Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts and the numbers of the related Lock-Boxes at such Lock-Box Banks are specified in

Exhibit C-1 hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Agent). The names and addresses of all the Deposit Account Banks, together with the account numbers of the Deposit Accounts are specified in Exhibit D-1 hereto (or at such other Deposit Account Banks and/or with such other Deposit Account numbers as have been notified to the Agent and for which Deposit Account Agreements have been executed in accordance with Section 2.8(b)
hereof and delivered to the Agent).   All Obligors have been instructed to make
payments directly to a Lock-Box or a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts and the Deposit Accounts.

         (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

         (u)   Financial Statements; Material Adverse Change.   The audited
consolidated balance sheets of Distributors and its consolidated Subsidiaries dated as of July 1, 1995, and the consolidated statements of income, cash flows and changes in financial position relating thereto for the Fiscal Year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of such Persons as at such date and the consolidated results of the operations and cash flows of such Persons for the period ended on such date, all in accordance with generally accepted accounting
principles consistently applied.   Since July 1, 1995, there has been no
material adverse change in the business, properties or condition (financial or otherwise) of any of the Sellers or their respective Subsidiaries.

         (v)   Transfers Under Receivables Purchase Agreement.   Each
Receivable which has been transferred to the Transferor by the applicable Seller has been purchased by the Transferor from such Seller or contributed by the applicable Seller to the capital of the Transferor, in each case, pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

         (w)   Preference; Voidability.   The Transferor shall have given
reasonably equivalent value to the applicable Seller in consideration for the transfer to the Transferor of the Receivables and Related Security from such Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

         (x) Environmental Matters. (i) The Transferor and its Affiliates currently hold and at all times heretofore the Transferor and its Affiliates held all Environmental Permits required under all Environmental Laws except to the extent that the failure to have any such Environmental Permit, either alone or considered together with all other such failures, has not had and can not reasonably be expected to have a Material Adverse Effect.

         (ii) The Transferor and its Affiliates currently are, and at all times heretofore the Transferor and its Affiliates have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws except to the extent failure to comply therewith, either alone or considered together will all other such failures, has not had and can not reasonably be expected to have a Material Adverse Effect.

         (iii) Except as set forth in Exhibit O, neither the Transferor nor any of its Affiliates has ever received, and, so far as is known to the Transferor, no predecessor in interest of the Transferor and its Affiliates in respect of any of the Affiliate Premises has ever received, from any Official Body or other Person any notice of, and the Transferor has no knowledge of, any events, conditions or circumstances that could prevent continued compliance in all material respects with the Environmental Permits referred to in subclause
(ii) of this clause (x) or any scheduled renewals thereof or any applicable Environmental Laws currently in effect, or that could give rise to any liability on the part of the Transferor and its Affiliates or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "Environmental Claims") involving the Transferor and its Affiliates, based on or related to (x) a violation of any applicable Environmental Laws currently in effect or (y) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance in violation of any applicable Environmental Laws currently in effect, other than any liability or Environmental Claim referred to in this subclause (iii) which, either alone or considered together with all other such liabilities and Environmental Claims, has not had and can not reasonably be expected to have a Material Adverse Effect. Neither the matters set forth in Exhibit O nor the resolution thereof nor any action required to be taken by Transferor and/or any of its Affiliates in connection therewith have had or, in the Transferor's good faith judgment, can reasonably be expected to have, a Material Adverse Effect.

         (y) Representations and Warranties of the Sellers. Each of the representations and warranties of each of the Sellers set forth in Section 4.01 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, the Company, the Bank Investors and the Administrative Agent.

         Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor as of the date of such delivery.

         SECTION 3.2.   Reaffirmation of Representations and Warranties by the
Transferor.   On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5(a) hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day (except to the extent such representation or warranty expressly speaks only to an earlier date). Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested and such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1.   Conditions to Closing.   On or prior to the date of
execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance (and in such quantities as are) acceptable to the Agent:

         (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter and the other Transaction

Documents to be delivered by the Transferor hereunder or there under.

         (b) Copies of the resolutions of the Board of Directors of each of the Sellers certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by such Seller of this Agreement (to the extent relevant), the Receivables Purchase Agreement and the other Transaction Documents to be delivered by such Seller hereunder or thereunder.

         (c) The Certificate of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.

         (d) The Articles/Certificates of Incorporation of each of the Sellers certified by the Secretary of State or other similar official of such Seller's jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.

         (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

         (f) Good Standing Certificates for each of the Sellers issued by the Secretary of State or a similar official of such Seller's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification of such Seller is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

         (g) A Certificate of the Secretary or Assistant Secretary of the Transferor substantially in the form of Exhibit L-1 attached hereto.

         (h) A Certificate of the Secretary or Assistant Secretary of each of the Sellers substantially in the form of Exhibit L-2 attached hereto.

         (i) Copies of proper financing statements (Form UCC-1) naming the Transferor as the debtor and the Agent, for the benefit of the Company and the Bank Investors, as secured party, or other similar instruments or documents as may be necessary or, in the reasonable opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

         (j) Copies of proper financing statements (Form UCC-1) to be filed in respect of each of the Sellers, separately, naming such Seller as the debtor, the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party, or other similar instruments or documents as may be necessary or, in the reasonable opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

         (k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

         (l) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by any of the Sellers.

         (m) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably prior to the date of the initial Incremental Transfer listing all effective financing statements which name any of the Sellers (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j) above together with copies of such financing statements
(none of which shall cover any Receivables or Contracts).

         (n) Fully-executed copies of the each of the Lock-Box Agreements relating to each of the Lock-Boxes and the Lock-Box Accounts and fully-executed Deposit Account Agreements relating to each of the Deposit Accounts.

         (o) An opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the Transferor and each of the Sellers, covering the matters set forth in the form thereof attached as Exhibit K hereto in form and substance satisfactory to the Agent and the Agent's counsel.

         (p) An opinion of Shaw, Pittman, Potts & ,Trowbridge, counsel to the Transferor and each of the Sellers, covering certain bankruptcy and insolvency matters (i.e., "true sale" and nonconsolidation) in form and substance satisfactory to the Agent and Agent's counsel.

         (q) Executed counterparts of this Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents to be executed by any of the Sellers and/or the Transferor, executed by such Persons.

         (r)   The Arrangement Fee in accordance with Section 2.7(c).

         (s)   An Investor Report for the Fiscal Month ended May 4, 1996.

         (t) A fully-executed copy of an amendment to the Revolving Credit Agreement permitting the execution, delivery and performance of the Transaction Documents by the Sellers and the Transferor of this Agreement and the other Transaction Documents.

         (u) A fully-executed copy of an amendment to the Private Debt Indenture permitting the execution, delivery and performance of the Transaction Documents by the Sellers and the Transferor of this Agreement and the other Transaction Documents.

         (v) A certificate of the Chief Financial Officer of Distributors and the Transferor, certifying that the pro-forma balance sheet of the Transferor dated as of the Closing Date attached thereto has been prepared in accordance with GAAP and accurately reflects the financial condition of the Transferor immediately after giving effect to the initial capitalization thereof and the initial Incremental Transfer hereunder, which certificate shall be in the form of that attached hereto as Exhibit N-1 and dated as of the Closing Date.

         (w) A certificate of the Chief Financial Officer, the President or a Vice President of each of the Transferor and each Seller, certifying the accuracy of its representation and warranties hereunder and under the other Transaction Documents to which it is a party, that no Termination Event or Potential Termination Event has occurred and is continuing and that all conditions precedent and covenants required to be complied with or performed on or prior to the Closing Date by such Person have been so complied with or performed, which certificate shall be in the form of Exhibit N-2 attached hereto and dated as of this Closing Date.

         (x) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the date occurring after the Termination Date upon which the Percentage Factor shall have been reduced to zero, unless the Agent and the Majority Investors shall otherwise consent in writing:

         (a)   Financial Reporting.   The Transferor will, and will cause each
of the Sellers to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent and each Bank Investor:

                   (i) Annual Reporting. Within ninety (90) days after the close of each Fiscal Year, audited financial statements, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for
         (x) the Transferor and (y) for Distributors and its consolidated Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                   (ii)   Quarterly Reporting.   Within fortyfive (45) days
         after the close of the first three quarterly periods of each Fiscal Year, for (x) the Transferor and (y) for Distributors and its consolidated Subsidiaries, in each case, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or Distributors', as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or of Distributors and its Subsidiaries, respectively and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Sections 7.1(q), (r) and (s) hereof applicable to such Person.

                   (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Parent, the Transferor or any of the Sellers, copies of all financial statements, reports and proxy statements so furnished.

                   (v)   S.E.C. Filings.   Promptly upon the filing thereof,
         copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, the Transferor or any of the Sellers or any of the foregoing's respective Subsidiaries files with the Securities and Exchange Commission.

                   (vi) Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. As soon as possible and in any event within two (2) Business Days after becoming aware of the occurrence of each Termination Event, each Potential Termination Event or each Collection Agent Default, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default and, in the case of any such Termination Event, such Potential Termination Event or, to the extent the Collection Agent is the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers, such Collection Agent Default, the action which the Transferor proposes to take with respect thereto.

                   (vii)   Chance in Credit and Collection Policy.  Within ten
         (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

                   (viii) Credit and Collection Policy. Within ninety (90) days after the close of each Fiscal Year, a complete copy of the Credit and Collection Policy as then in effect.

                   (ix) Revolving Credit Agreement and Private Debt Indenture. As soon as practicable (and in any case within three (3) Business Days after its receipt thereof) copies of any notices of default under, or the termination of, the Revolving Credit Agreement or the Private Debt Indenture (or any of the securities issued thereunder).

                   (x)   ERISA.   Promptly after the filing or receiving
         thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the
         Parent, the Transferor, any of the Sellers or any ERISA Affiliate of any of the foregoing files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Parent, the Transferor, any of the Sellers or any ERISA Affiliates of any of the foregoing receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                   (xi)   Other Information.   Such other information
         (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Parent, any of the Sellers, the Transferor or any Subsidiary of any of the foregoing.

         (b)   Conduct of Business.   The Transferor will, and will cause each
of the Sellers to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of clause (iii) hereof, where the failure to do so would not result in a Material Adverse Effect.

         (c)   Compliance with Laws.   The Transferor will, and will cause each
of the Sellers and each of the Sellers' respective Subsidiaries to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where such failure to comply would not have a Material Adverse Effect.

         (d)   Furnishing of Information and Inspection of Records.   The
Transferor will, and will cause each of the Sellers to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause each of the Sellers to, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, (i) to examine and make copies of, or make abstracts from all Records and (ii) to visit the offices and properties of the Transferor or any of the Sellers, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or any such Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or any of the Sellers, as applicable, having knowledge of such matters.

         (e) Keeping of Records and Books of Account. The Transferor will, and will cause each of the Sellers to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause the each of the Sellers to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor or any such Seller, as applicable, referred to in the previous sentence.

         (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause each of the Sellers to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or any such Seller under the Contracts related to the Receivables.

         (g) Credit and Collection Policy. The Transferor will, and will cause each of the Sellers to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (h)   Collections.   The Transferor shall, and shall cause each of the
Sellers to, instruct all Obligors to cause all Collections to be remitted directly to a Lock-Box or Lock-Box Account.

         (i)   Collections Received.   The Transferor shall, and shall cause
each of the Sellers to, hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of such Person's receipt thereof, to a Lock-Box Account or Deposit Account all Collections received from time to time by the Transferor or any such Seller, as the case may be.

         (j)   Preservation of Corporate Existence; Separate Business.   (i)
The Transferor shall, and shall cause each of the Sellers to (x) preserve and maintain its respective corporate existence, rights, franchises and privileges in the respective jurisdiction of its incorporation, and (y) qualify and remain qualified in good standing as a foreign corporation in each respective jurisdiction where the failure to do so would have a Material Adverse Effect.

         (ii) The Transferor shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Parent, any of the Sellers, any Subsidiaries or other Affiliates of the Parent or any of the Sellers (collectively, the "Related Parties" and individually, a "Related Party") or any other Person, and that it is not a division of any of the Related Parties or any other Person. In that regard, and without limiting the foregoing in any manner, the Transferor shall:

                   (1) maintain its own board of directors and make independent decisions with respect to its daily operations and business affairs and not be controlled in making such decisions by any other Related Party or any other Person;

                   (2) maintain at least one director who is not an officer, director, employee, affiliate, associate, customer or supplier of any of the Related Parties, nor a direct, indirect or beneficial owner of more than 10% of the outstanding capital stock of any of the Related Parties (any such Person also being a "Related Party"), nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing;

                   (3) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, a Related Party);

                   (4) maintain its assets in a manner which facilitates their identification and segregation from those of any of the Related Parties;

                   (5) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

                   (6) conduct all intercompany transactions with the Related Parties on terms which the Transferor reasonably believes to be on an arm's-length basis;

                   (7) not guarantee any obligation of any of the Related Parties, nor have any of its obligations guaranteed by any Related Party or hold itself out as responsible for the debts of any Related Party or for the decisions or actions with respect to the business and affairs of any Related Party, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any Related Party or any other Person;

                   (8) not permit the commingling or pooling of its funds or other assets with the assets of any Related Party;

                   (9) maintain separate deposit and other bank accounts to which no Related Party (other than as Collection Agent or as a Sub-Collection Agent) has any access;

                   (10) maintain financial records which are separate from those of the Related Parties;

                   (11) compensate all employees, consultants and agents, and Related Parties, to the extent applicable, for services provided to the Transferor by such employees, consultants and agents or Related Parties, in each case, from the Transferor's own funds;

                   (12) have agreed with each of the Sellers and the other Related Parties to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in the Servicing Fee (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

                   (13) pay directly for its own account for accounting and payroll services, rent, lease and other expenses and not have such operating expenses paid by any of the Related Parties, provided, that Distributors shall be permitted to pay the initial organizational expenses of the Transferor;

                   (14) maintain adequate capitalization in light of its business and purpose;

                   (15) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

                   (16) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, any more frequently than monthly, and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that it is not violative of any applicable law and that no Termination Event or Potential Termination Event then exists or would result therefrom; and

                   (17) otherwise practice and adhere to corporate formalities such as complying with its Certificate of Incorporation, By-laws and corporate resolutions, the holding of regularly scheduled board of directors meetings, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its stockholders and board of directors.

         (k) Performance of Receivables Purchase Agreement. The Transferor shall, and shall cause each of the Sellers to, timely perform the respective obligations required to be performed by each such Person under the Receivables Purchase Agreement.

         (l)   Insurance.   The Transferor shall, and shall cause each of the
Sellers to, ensure that all Persons that, in the ordinary course of the performance of their duties in their employment or engagement with the Transferor or any such Seller, as applicable, are required or authorized to accept or receive Collections directly from the Obligors thereon are covered by a fidelity bond, fidelity insurance or other similar bond or insurance, in each case, in an amount reasonably acceptable to the Agent.

         SECTION 5.2. Negative Covenants of the Transferor. During the term of this Agreement, unless the Agent and the Majority Investors shall otherwise consent in writing:

         (a)   No Sales, Liens, Etc.   Except as otherwise provided herein and
in the Receivables Purchase Agreement, the Transferor will not, and will not permit any of the Sellers to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable, except, in the case of any such Seller, where such Person in whose favor such Adverse Claim exists has acknowledged in writing in form and substance satisfactory to the Agent that it does not claim, and thereby releases, any Adverse Claim in the Affected Assets, whether arising as Proceeds of such Person's collateral or otherwise, or (z) upon or with respect to any Lock Box Account or Deposit Account, or assign any right to receive income in respect thereof; provided, that the Sellers shall be permitted to sell their inventory in the ordinary course of their respective businesses.

         (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any of the Sellers to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit of the Sellers to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

         (d)   No Mergers, Etc.   The Transferor will not, and except as
otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any of the Sellers to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

         (e) Change in Payment Instructions to Obligors. The Transferor will not, and will not permit any of the Sellers to, add or terminate (x) any bank as a Lock-Box Bank, any account as a Lock-Box Account or any lock-box as Lock-Box to or from those listed in Exhibit C-1 hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box or Lock-Box Account, or (y) any bank as a Deposit Account Bank or any account as Deposit Account to or from those listed in Exhibit D-l, unless, (i) in the case of the immediately preceding clause (x), such instructions are to deposit such payments to another existing Lock-Box or Lock-Box Account or (ii) in either of the cases of the immediately preceding clause (x) or clause (y), the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account or Lock-Box or a Deposit Account Agreement executed by each new Deposit Account Bank or an existing Deposit Account Bank with respect to each new Deposit Account, as applicable.



 (f) Deposits to Lock-Box Accounts and Deposit Accounts. The Transferor will not, and will not permit any of the Sellers to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Deposit Account any cash or cash proceeds other than Collections of Receivables; provided, however, that if any such cash or cash proceeds other than Collections are inadvertently deposited or credited to any Lock-Box Account or Deposit Account, the Transferor shall, or shall cause the Collection Agent to, withdraw such amounts immediately, but in any event within two (2) Business Days, after the Transferor or the Collection Agent shall have become aware thereof or shall have received notice thereof.

         (g)   Chance of Name, Etc.   The Transferor will not, and will not
permit any of the Sellers to, change its name, identity or structure or the location of its chief executive office, unless at least 30 days prior to the effective date of any such change the Transferor or any such Seller, as applicable, delivers to the Agent and the Collateral Agent (i) such documents, instruments or agreements, executed by the Transferor or such Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's and the Collateral Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements and Deposit Account Agreements executed by the Lock-Box Banks and Deposit Account Banks, respectively, which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

         (h) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any of the Sellers to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Agent, the Majority Investors and the Administrative Agent; nor shall the Transferor take, or permit any of the Sellers to take, any other action under the Receivables Purchase Agreement that shall have a material adverse effect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

         (i)   Other Debt.   Except as provided for herein, the Transferor will
not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement or for the purchase price of the Receivables under the Receivables Purchase Agreement (including, such indebtedness evidenced by the Subordinated Notes), and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $50,000 in any Fiscal Year.

         (j) Corporate Documents. The Transferor shall not amend, alter, change or repeal any of the "Restricted Articles" of (and as such term is defined in) its Certificate of Incorporation without the prior written consent of the Agent, the Majority Investors and the Administrative Agent.

         (k) ERISA Matters. The Transferor will not, and will not permit the Parent, any of the Sellers or any ERISA Affiliate of any of the foregoing to, (i) engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Parent, any of the Sellers or any such ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, the Parent, any of the Sellers, or any ERISA Affiliate of any of the foregoing under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any Fiscal Year, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, Parent, any of the Sellers or any ERISA Affiliate of any of the foregoing, in an amount in excess of $200,000. Without limiting the foregoing in any manner whatsoever, Transferor shall, and/or shall cause the Parent, any such Seller or any such ERISA Affiliate, as applicable, to satisfy any such liability (whether or not in excess of $200,000) and to remedy the circumstances giving rise thereto, in each case, within 10 days after such Person acquires or should have acquired knowledge thereof.

         (l) Payment to the Sellers. With respect to any Receivable sold or contributed by any of the Sellers to the Transferor, the Transferor shall, and shall cause each applicable Seller to, effect such sale or capital contribution under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor (either in cash or by increase in the amount of the Subordinated Note) to such Seller, or the noting of a capital contribution on the books and records of the Transferor, in each case, of an amount equal to the purchase price for each such Receivable so sold or contributed as required by the terms of the Receivables Purchase Agreement.

         (m) Subsidiaries; Joint Ventures. The Transferor shall not establish, organize or acquire any Subsidiaries or enter into any partnership or any joint ventures with any Person.

         (n) Sale Treatment. The Transferor will not (i) and will not permit any of the Sellers to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale or capital contribution, as applicable, of Receivables by such Seller to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of Receivables by the Transferor to the Company or the Bank Investors, as applicable, in each case, except to the extent otherwise required in accordance with GAAP or applicable law. In addition, the Transferor shall, and shall cause each of the Sellers to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Sellers' financial statements), the Company and the Bank Investors in the Affected Assets.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

         SECTION 6.1. Appointment of Collection Agent. (a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company, in accordance with this Section 6.1, gives notice to Distributors of the designation of a new Collection Agent (which notice may only be given after the occurrence of a Collection Agent Default), Distributors is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default designate as Collection Agent any Person (including itself) to succeed Distributors or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

         (b) The Collection Agent may, with the prior written consent of the Agent, subcontract with any other Person for the servicing, administering or collecting of the Receivables (any such Person with which the Collection Agent may so sub-contract being a "Sub-Collection Agent" and collectively, the "Sub-Collection Agents"); provided, however, that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent and Sub-Collection Agents pursuant to the terms hereof; it being understood and agreed, that (i) the Agent may, at any time after the occurrence of any event of the type described in the definition of "Collection Agent Default" with respect to any such Sub-Collection Agent, terminate or cause the Collection Agent to replace any Sub-Collection Agent and (ii) unless otherwise specified by the Agent, each Sub-Collection Agent's appointment hereunder shall automatically terminate upon the resignation or removal of the Collection Agent that appointed such Sub-Collection Agent; and it being further understood and agreed that the appointments of each of the Collection Agent and the Sub-Collection Agents shall terminate on the date occurring on or after the Termination Date upon which all of the Aggregate Unpaids shall have been paid in full, in cash. In connection therewith, the Agent hereby consents to the appointment of each of the Sellers as Sub-Collection Agents on the terms and subject to the conditions set forth in the Receivables Purchase Agreement.

         SECTION 6.2.   Duties of Collection Agent.

         (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Sellers (to the extent any such Person is not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or such Seller's name and on behalf of the Transferor or such Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5(a) and 2.6 hereof. The Collection

Agent shall segregate and deposit to the Agent's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event (other than any Termination Event specified in Section 7.1(h), 7.1(k) or 7.1(1)) shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond thirty
(30) days, and extend the maturity or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, a Defaulted Receivable, or (for purposes of determining the Net Receivables Balance) as being 60 days or more past due. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Company, the Agent and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is one of the Sellers or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

         (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor, any of the Sellers or an Affiliate of the Transferor or any of the Sellers, then the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent. The Collection Agent, if other than the Transferor, any of the Sellers or an Affiliate of the Transferor or any of the Sellers, shall as soon as practicable upon demand, deliver to the applicable Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

         (c) On or before 90 days after the end of each Fiscal Year, beginning with the fiscal year ending June 29, 1996, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, any of the Sellers or any Affiliates of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) compared the information contained in the Investor Reports delivered during such Fiscal Year then ended with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein and (iii) conducted a "negative confirmation" of a sample of the Receivables and verified that the Collection Agent's records and computer system used in servicing the Receivables contained correct information with regard to the due dates and Outstanding Balances thereof, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

         (d)   Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent, if not the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any receivables or other indebtedness that are not Receivables other than to deliver to the Transferor the collections and documents with respect to any such receivables or other indebtedness as described in Section 6.2(b) hereof.

         SECTION 6.3.   Rights After Designation of New Collection Agent.   At
any time following the designation of a Collection Agent (other than the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers) pursuant to Section 6.1 hereof:

                   (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                   (ii) The Transferor shall, and shall cause each of the Sellers to, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                   (iii) The Transferor shall, and shall cause each of the Sellers to, at the Agent's request,

         (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                   (iv) The Transferor hereby authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or, to the extent permitted pursuant to the Receivables Purchase Agreement, any of the Sellers' names on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 6.4.   Collection Agent Default.   The occurrence of any one
or more of the following events shall constitute a Collection Agent Default:

         (a) (i) the Collection Agent or, to the extent that the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers is then acting as Collection Agent, the Transferor, such Seller or such Affiliate, as applicable, shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days after notice of such failure is given to such Person or such Person acquires or should have acquired knowledge of such failure, or (ii) the Collection Agent or any Sub-Collection Agent shall fail to make any payment or deposit required to be made by it hereunder or under any of the other Transaction Documents when due and such failure continues unremedied for two (2) Business Days, or (iii) the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

         (b) any representation, warranty, certification or statement made by the Collection Agent or, to the extent that the Transferor, any of the Sellers or any Affiliate of the Transferor or any of the Sellers is then acting as Collection Agent, the Transferor, such Seller or such Affiliate, as applicable, in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by such Person pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) failure of the Collection Agent or any of its Subsidiaries to pay when due (after giving effect to any grace periods applicable thereto) any amounts due under any agreement under which any Indebtedness greater than $5,000,000 is governed; or any Indebtedness of the Collection Agent or any of its Subsidiaries greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

         (d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any Sub-Collection Agent; or

         (e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year of the Collection Agent ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement; or

         (f) to the extent the Collection Agent is the Transferor, any of the Sellers or any Affiliate of any of the foregoing, such Collection Agent shall cease to be a direct or indirect wholly-owned Subsidiary of the Parent or there shall occur a Change of Control.

         SECTION 6.5. Responsibilities of the Transferor and the Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each of the Sellers to, (i) perform all of the applicable Seller's obligations under the Contracts related to the Receivables originated by it to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Sellers from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction, except any such taxes which the Transferor or any such Seller is contesting in good faith and by appropriate proceedings and in respect of which (x) the Transferor or such Seller, as applicable, has established adequate reserves on its books and records and (y) no Adverse Claim has resulted from the non-payment thereof. Neither the

Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Sellers thereunder. In addition, the Transferor shall have no obligations to perform any obligations of the Sellers under any of the Contracts.

                                  ARTICLE VII

                               TERMINATION EVENTS

         SECTION 7.1.   Termination Events.   The occurrence of any one or more
of the following events shall constitute a Termination Event:

         (a) the Transferor or any of the Sellers shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder and such failure continues unremedied for two (2) Business Days after such Person (x) has received notice thereof or (y), if earlier, after such Person has acquired or should have acquired knowledge of such failure; or

         (b) any representation, warranty, certification or statement made by the Transferor or any of the Sellers (including in its capacity as Collection Agent or as a Sub-Collection Agent, to the extent applicable) in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) the Transferor or any of the Sellers shall default in the performance of any payment or undertaking (other than those covered by clause
(a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.l(a)(vii), 5.1(a)(ix), 5.1(b) (i), 5.1(b) (iii), 5.1(h), 5.1(i) or 5.2 or
(ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days after such Person (x) received notice thereof or (y) if earlier, after such Person acquired or should have acquired knowledge of such default; or

         (d) failure of the Parent, the Transferor, any of the Sellers or any Subsidiary of any of the foregoing to pay when due (after giving effect to any grace periods applicable thereto) any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000,000 is governed; or any Indebtedness owing by the Parent, the Transferor, any of the Sellers or any Subsidiary of any of the foregoing greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

         (e) any Event of Bankruptcy shall occur with respect to the Parent, the Transferor or any of the Sellers; or

         (f) the Agent, on behalf of the Company and/or the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; provided, that it shall not constitute a Termination Event hereunder to the extent that the aggregate Outstanding Balance of any Receivables (or the Related Security associated therewith) in which the Agent shall fail or cease to have a valid perfected first priority ownership or security interest shall not exceed $100,000 and such failure or cessation is remedied within 10 Business Days after the Transferor (x) shall have received notice thereof or (y) if earlier, after the Transferor or any applicable
Seller acquired or should have acquired knowledge of such cessation or failure;
or

         (g)   a Collection Agent Default shall have occurred; or

         (h) the Receivables Purchase Agreement shall have terminated for any reason whatsoever; or

         (i) (x) the Transferor or any of the Sellers shall cease to be a direct or indirect wholly-owned Subsidiary of the Parent and (in the case of the Sellers other than Distributors) Distributors or (y) a Change of Control shall have occurred; or

         (j) there shall have occurred any material adverse change in the condition (financial or otherwise) or operations of the Parent, the Transferor or any of the Sellers since July 1, 1995 or any other Material Adverse Effect shall have occurred; or

         (k) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

         (l) the Commercial Paper issued by the Company shall cease to be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's; or

         (m) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor; (ii) the Percentage Factor equals or exceeds 100% at any time; or (iii) the Net Investment plus the Interest Component of all outstanding Related Commercial Paper shall exceed the Maximum Net Investment; or

                  (n) the average of the Dilution Ratios for any three consecutive Fiscal Months exceeds five percent (5%); or

                  (o) the average of the Loss-to-Liquidation Ratio for any three consecutive Fiscal Months exceeds two percent (2%); or

                  (p) the Delinquency Ratio for any Fiscal Month exceeds seven percent (7%); or

                  (q) The following ratio (expressed as a percentage) shall at any time equal or exceed 130%:

                                  PF% x NRB
                                  ---------
                                      NI


where:

        PF%     =       the Percentage Factor at such time of
                        determination; provided, that, for purposes of
                                       --------
                        this definition only, the Percentage Factor shall not exceed a maximum of 100%;

        NRB     =       the Net Receivables Balance at such time; and

        NI      =       the Net Investment at such time.


                  (r) any of the following financial performance tests shall fail to be satisfied with respect to Distributors and its Restricted Subsidiaries as of the relevant date set forth below (capitalized terms used in this Section 7.1(r) and not otherwise defined herein shall have the meanings assigned to such terms in Annex I attached hereto (and, in the event that a term is defined both elsewhere herein and in Annex I, the definition contained in Annex I shall be the relevant definition for purposes of this Section):


                (i) On any Determination Date, the Fixed Charge Coverage Ratio shall be less than 1.75 to 1.0;

                (ii) The Consolidated Net Worth shall at any time be less than the Net Worth Minimum as of such date; or

                (iii) On any Determination Date occurring during any period specified in the following table, the Total Debt and

Investment Ratio shall exceed the ratio set forth opposite such period on such table:

                    Period
              (both dates inclusive)                              Ratio
              ----------------------                              -----
         Closing Date through September 30, 1996                4.00:1.0
         October 1, 1996 through September 30, 1997             3.75:1.0
         October 1, 1997 and thereafter                         3.50:1.0; or





         (s) On any Determination Date (as defined in Annex I), the net worth of the Transferor (exclusive of goodwill and other intangibles (other than the Affected Assets) permitted to be accounted for as assets of the Transferor in accordance with GAAP) shall be less than $8,000,000.

         SECTION 7.2.   Termination.      (a)  Upon the occurrence of any
Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor declare the Termination Date to have occurred; provided, that, in the case of any event described in Section
7.1(e), 7.1(f), 7.1(m) (ii), 7.1(m) (iii) or 7.1(q), above, the
Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

         (b) Upon the occurrence and during the continuance of a Termination Event (whether before or after the occurrence of the Termination Date, but excluding any No-Fee Termination Event), and at all times after the automatic occurrence or declaration of the Termination Date pursuant to Section 7.2(a) (other than as a result of any No-Fee Termination Event), (i) the Base Rate plus 2% shall be the Tranche Rate applicable to the Net Investment of all Tranches and (ii) the Agent shall have the right, in its sole discretion, to terminate all outstanding Tranche Periods.

                                  ARTICLE VIII

                  INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral

Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor or any of the Sellers (including, in any case, in such Person's capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                   (i) any representation or warranty made by the Transferor or any of the Sellers (including, in any case, in such Person's capacity as the Collection Agent or Sub-Collection Agent) or any officers of the Transferor or any of the Seller (including, in any case, in such Person's capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor, any of the Sellers or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                   (ii) the failure by the Transferor or any of the Sellers (including, in any case, in such Person's capacity as the Collection Agent or a Sub-Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;



                   (iii) the failure to vest and maintain vested (x) in the Company and/or the Bank Investors, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors, in the Transferor's interest in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

                   (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                   (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                   (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;

                   (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise, inventory or services which are the subject of any Receivable or Contract;

                   (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

                   (ix) the failure by the Transferor or any of the Sellers
         (in each case, individually or as Collection Agent or a Sub-Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

                   (x) the Percentage Factor exceeding the Maximum Percentage Factor at any time on or prior to the Termination Date;

                   (xi) the failure of the Transferor or any of the Sellers to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                   (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                   (xiii) the commingling by the Transferor, any of the Sellers or the Collection Agent of Collections of Receivables at any time with other funds;

                   (xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any of the Sellers, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                   (xv) the failure of any Lock-Box Bank or Deposit Account Bank to remit any amounts held in the Lock-Boxes, the Lock-Box Accounts or the Deposit Accounts pursuant to the instructions of the Collection Agent, the Transferor, any applicable Seller or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement or Deposit Account Agreement, as applicable) whether by reason of the exercise of set-off rights or otherwise;

                   (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or any Seller to qualify to do business or file any notice of business activity report or any similar report;

                   (xvii) any failure of the Transferor to give reasonably equivalent value to the applicable Seller in consideration of the purchase by the Transferor from such Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                   (xviii)   any action taken by the Transferor, any of the
         Sellers, or the Collection Agent (if the Transferor, any of the Sellers or any Affiliate or designee of the Transferor or any of the Seller) in the enforcement or collection of any Receivable; or

                   (xix) any recovery or action for recovery by any Person under PACA relating to any of the goods, merchandise or inventory of any of the Sellers, the sale of which while subject or purportedly subject to the statutory trust under such statute gave rise to any Receivables;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor, any of the Sellers or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, any of the Sellers or the Collection Agent, such Other Transferors shall be solely liable for such Indemnified Amounts.

         SECTION 8.2.   Indemnity for Taxes, Reserves and Expenses.   (a)   If
after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                   (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the

         Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                   (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, then, within ten (10) days after demand by such Indemnified Party through the

Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

         (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

         (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

         (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section
8.2 Costs are attributable to the Transferor, any of the Sellers or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, any of the Sellers or the Collection Agent, such Other Transferors shall be solely liable for such Section 8.2 Costs.

         (e) Each Indemnified Party hereby agrees to use reasonable efforts to attempt to eliminate or minimize any costs, fees or expenses described in
Section 8.2(a)(ii) or 8.2(b) to the extent it may do so without incurring any costs, fees or expenses. The Transferor shall have the right to cause any Indemnified Party who seeks reimbursement from the Transferor under Section 8.2(a)(ii) or 8.2(b) to assign its rights, remedies and obligations to a permitted assignee in accordance with Section 9.7, and such Indemnified Party hereby agrees to do so upon the direction of the Transferor and the Agent. Notwithstanding any such assignment, such Person shall continue to be entitled to the indemnification provisions of this Section 8.2 with respect to the amounts of any indemnified costs, fees or expenses incurred by it prior to such assignment, which indemnification provisions shall survive such assignment and the termination of this Agreement.

         SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Collection Agent (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

         (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

         (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

         If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

         The Agent and each Bank Investor that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Transferor (with, in the case of each Bank Investor, a copy to the Agent) (i) on or prior to the date upon which such Bank Investor becomes a party hereto pursuant to Section 9.7, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224, Form 1001 or W-8 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Transferor or the Collection Agent to make payments hereunder for the account of the Agent or such Bank Investor, as the case may be, without deduction or withholding of United States Federal income or similar taxes and (ii) upon the obsolescence or expiration of or the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 8.3, copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Transferor or the Collection Agent to make payments hereunder for the account of the Agent or such Bank Investor, as the case may be, without deduction or withholding of United States Federal income or similar taxes. No Bank Investor or the Agent that, in either case, is created or organized other than under the laws of the United States of America or a political subdivision thereof shall be entitled to any indemnification pursuant to this Section 8.3 for any period for which it shall have failed to deliver any of the foregoing certificates to the Transferor as required pursuant to this Section.

         SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights under the Transaction Documents (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

         (b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period to the extent such reduction was made at the request of the Transferor or upon the occurrence or declaration of the Termination Date or the Reinvestment Termination Date as a result of any Termination Event (in either case, other than a No-Fee Termination Event).

         SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and the Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 2 Business
Days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 2nd Business Day, if applicable) in an amount equal to the Aggregate Unpaids.

                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT

         SECTION 9.1.   Authorization and Action.            (a) The Company
and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exer-





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cise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor or the Sellers or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amend-





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ment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors. "Majority Investors" shall mean, at any time, (i) those Bank Investors which hold Commitments aggregating in excess of 51% of the Maximum Net Investment as of such date and
(ii) the Company, to the extent that either (x) the Company has any Net Investment at such time or (y) the Company has no Net Investment at such time but the Reinvestment Termination Date has not yet occurred. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

         (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         SECTION 9.2.   Agent's Reliance,  Etc.   Neither the Agent nor any of
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or
their own gross negligence or willful misconduct.   Without limiting the
foregoing, the Agent:   (i) may consult with legal counsel (including counsel
for the Transferor or any of the Sellers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or the Sellers or to inspect the property (including the books and records) of the Transferor, the Collection Agent or the Sellers; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent,





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certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 9.3.   Credit Decision.   The Company and each Bank Investor
acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

         SECTION 9.4.   Indemnification of the Agent.   The Bank Investors
agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross
negligence or willful misconduct.   Without limitation of the foregoing, the
Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

         SECTION 9.5.   Successor Agent.   The Agent may resign at any time by
giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time for





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cause by the Majority Investors.   Upon any such resignation or removal, the
Company and the Majority Investors shall appoint a successor Agent.   The
Company and each Bank Investor agrees that it shall not unreasonably withhold
or delay its approval of the appointment of a successor Agent.   If no such
successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of
such a bank.   Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and
obligations under this Agreement.   After any retiring Agent's resignation or
removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 9.6.   Payments by the Agent.   All amounts received by the
Agent on behalf of the Bank Investors or any of them shall be paid by the Agent to the Bank Investors (at their respective accounts specified to the Agent from time to time) in accordance with their respective related pro rata interests in the Net Investment (unless specifically allocated to the Bank Investors or any of them differently pursuant to the terms hereof, in which case, such amounts shall be paid in accordance with such different allocation to the applicable Bank Investors entitled thereto) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the applicable Bank Investors entitled thereto on such Business Day, but, in any event, shall pay such amounts to the Bank Investors not later than the following Business Day.

         SECTION 9.7. Bank Commitment; Assignment to Bank Investors.

         (a)   Bank Commitment.   At any time on or prior to the Commitment
Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net
Investment in whole to the Bank Investors pursuant to this Section 9.7.   In
addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination





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Event or (ii) upon the Company's giving of a notice of the Reinvestment
Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.7 and the Transferor hereby agrees to pay the
amounts described in Section 9.7(d) below.   Provided that  (i)  the Net Asset
Test is satisfied and (ii) the Transferor shall have paid to the Company all amounts due as described in Section 9.7(d) hereof, upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume
all of the Company's obligations hereunder.   In connection with any assignment
from the Company to the Bank Investors pursuant to this Section 9.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount
equal to its Assignment Amount.   In addition, at any time on or prior to the
Commitment Termination Date the Transferor shall have the right to request funding under this Agreement directly from the Bank Investors, provided that at such time all conditions precedent set forth herein for an Incremental Transfer shall be satisfied, and provided further that in connection with such funding by the Bank Investors, the Bank Investors accept the assignment of all of the Company's interest in the Net Investment and assume all of the Company's obligations hereunder concurrently with or prior to any such Incremental
Transfer.   Upon any assignment by the Company to the Bank Investors
contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

         (b)   Assignment.   No Bank Investor may assign all or a portion of
its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Agent and the Transferor, which consent, in the case of the Transferor, shall not be
unreasonably withheld.   In the case of an assignment by the Company to the
Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such
assignor is or, immediately prior to such assignment, was a party.   Upon any
such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other





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Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

         (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Sellers or the Collection Agent or the performance or observance by the Transferor, the Sellers or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and





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based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents;
(v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security;
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

         (d) Transferor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.7, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount relates to interest or discount on Commercial Paper issued to fund the Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

         (e) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this Section 9.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

         (f) Payments. After any assignment by Company to the Bank Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Bank Investors shall be made to the Agent's account





                                      -88-
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as such account shall have been notified to the Transferor and the Collection
Agent.

         (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3" or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata
Share of the Net Investment, an amount equal to the interest component of the Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Maximum Net Investment, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the preceding two sentences shall effect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.





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                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to the indemnification and payment provisions of Article VIII, and (ii) the agreements set forth in Sections 10.8 and 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.2. Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Agent and the Majority Investors.

          SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received,
(ii) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

          If to the Company:

                     Enterprise Funding Corporation
                     c/o Merrill Lynch Money Markets Inc.
                     World Financial Center--South Tower
                     225 Liberty Street
                     New York, New York 10080
                     Telephone:  (212) 236-7200
                     Telecopy:   (212) 236-7584

                     (with a copy to the Administrative Agent)

          If to the Transferor:

                     JPFD Funding Company
                     9830 Paxtuxent Woods Drive
                     Columbia, Maryland 21046
                     Attention:  George Megas
                     Telephone:  (410) 312-7577
                     Telecopy:   (410) 312-7599
                     Payment Information:
                     NationsBank of Texas, N.A.
                     ABA No.:  111 0000 12
                     Account No.:  375 006 9110
                     Reference:  JPFD Funding Company

          If to Distributors:

                     JP Foodservice Distributors, Inc.
                     9830 Paxtuxent Woods Drive
                     Columbia, Maryland 21046
                     Attention:  George Megas
                     Telephone:  (410) 312-7577
                     Telecopy:   (410) 312-7599

          If to the Collateral Agent:

                     NationsBank, N.A.
                     NationsBank Corporate Center--10th Floor
                     Charlotte, North Carolina 28255
                     Attention:  Michelle M. Heath--
                                    Structured Finance
                     Telephone:  (704) 386-7922
                     Telecopy:   (704) 388-9169

          If to the Agent:

                     NationsBank, N.A.
                     NationsBank Corporate Center--10th Floor
                     Charlotte, North Carolina 28255
                     Attention:  Michelle M. Heath--
                                    Structured Finance
                     Telephone:  (704) 386-7922
                     Telecopy:   (704) 388-9169

          If to the Administrative Agent:

                     NationsBank, N.A.
                     NationsBank Corporate Center--10th Floor
                     Charlotte, North Carolina 28255
                     Attention:  Michelle M. Heath--
                                    Structured Finance
                     Telephone:  (704) 386-7922
                     Telecopy:   (704) 388-9169

          If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

          SECTION 10.4. GOVERNING LAW: SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; INTEGRATION.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE TRANSFEROR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 10.4 SHALL AFFECT THE RIGHT OF THE COMPANY, THE AGENT OR THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRANSFEROR OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

          (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

          (c) This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof superseding all prior oral or written understandings.

          SECTION 10.5. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.6. Successors and Assigns.  (a)   This Agreement shall be
binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor any of the Sellers may assign any of its respective rights or delegate any of its duties hereunder, under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

          (b) The Transferor hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, the Transferor hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

          SECTION 10.7. Waiver of Confidentiality. The Transferor and the Collection Agent each hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

          SECTION 10.8. Confidentiality Agreement. Each of the Transferor and the Collection Agent hereby agrees that it will not, and, will not permit any of the Sellers to, disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

          SECTION 10.9. No Bankruptcy Petition Against the Company. Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 10.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

          SECTION 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Agent.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                                        ENTERPRISE FUNDING CORPORATION,
                                           as Company


                                        By: /s/
                                           -----------------------------
                                           Name:
                                           Title:

                                        JPFD FUNDING COMPANY,
                                           as Transferor


                                        By: /s/
                                           -----------------------------
                                           Name:
                                           Title:

                                        JP FOODSERVICE DISTRIBUTORS, INC.,
                                           as Collection Agent


                                        By: /s/
                                           -----------------------------
                                           Name:
                                           Title:

Commitment                              NATIONSBANK, N.A., as Agent and
$50,000,000                                as the sole initial Bank Investor


                                        By: /s/
                                           -----------------------------
                                           Name:
                                           Title:

                                    Annex I
                                       to
                     Transfer and Administration Agreement


                         Financial Covenant Definitions

As used in Section 7.1(r) the following terms shall have the following meanings:

          "Capital-Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person or in the notes thereto, other than, in the case of any Restricted Subsidiary, any such lease under which Distributors or a Predominantly Owned Restricted Subsidiary is the lessor.

          "Capital Lease Obligations" shall mean, as at any date, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee or in the notes thereto in respect of such Capital Lease.

          "Consolidated Net Worth" shall mean, as of any date, the excess of
(a) the sum of capital stock (but excluding capital stock subscribed for but unissued) and surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) accounts of Distributors and its Restricted Subsidiaries appearing on a consolidated balance sheet of Distributors and its Restricted Subsidiaries prepared in accordance with GAAP as of such date, after eliminating all intercompany transactions and all amounts properly attributable to outside minority interests in Restricted Subsidiaries over (b) the amount obtained by subtracting (i) the aggregate amortization of Effective Date Intangibles in accordance with GAAP subsequent to the Effective Date to and including such date of determination to the extent such amortization has reduced the surplus accounts of Distributors and its Restricted Subsidiaries appearing on a balance sheet of Distributors and its Restricted Subsidiaries prepared in accordance with GAAP as of the Effective Date (after giving effect to the consummation of the Recapitalization) from (ii) the aggregate amount appearing in respect of the Effective Date Intangibles on such balance.

          "Debt and Investment" shall mean, as applied to any Person, as of any date of determination (without duplication):

                     (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments, or upon which interest payments are customarily made;

                     (b) all obligations of such Person for all or any part of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings) or for the cost of property constructed or of improvements;

                     (c) all obligations secured by any Adverse Claim (other than (subject to the terms of subdivision (h) below) an Adverse Claim deemed to exist in connection with any receivables securitization (including the securitization contemplated by this Agreement) permitted pursuant to the Credit Agreement and the Private Debt Indenture (including any related filings of financing statements); provided, that for purposes of calculating the Total Debt and Investment Ratio, the Net Investment (and any similar amounts under any other such receivables securitization to which Distributors or any of its Restricted Subsidiaries is a party) shall be included in this amount;

                     (d)     all Capital Lease Obligations of such Person;

                     (e) all preferred stock issued by such Person or required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date;

                     (f) all obligations of such Person, contingent or otherwise, in respect of any letter of credit facility, bankers' acceptance facility or other similar credit facility, exclusive, however, of obligations in respect of any letter of credit issued solely for the benefit of a state agency or insurance carrier in connection with the maintenance by such Person of casualty, medical or workers' compensation insurance through such agency or insurance carrier;

                     (g) the aggregate amount of the net liability exposure of such Person under all Hedging Agreements (which net liability exposure in respect of any such Hedging Agreement shall, for purposes hereof, be deemed to be an amount equal to (i) the actual net liability exposure of such Person under such Hedging Agreement to the extent realized (upon the culmination or termination of such Hedging Agreement or otherwise) and no longer contingent or (ii) to the extent the net liability exposure of such Person under such Hedging Agreement has not been actually realized and is contingent, the product of (A) the then current notional principal amount of such Hedging Agreement, (B) the number of years (or portions thereof) then remaining to the date of maturity of such Hedging Agreement, and (C) 0.75%); and

                     (h) all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses
          (a) through (g) of another Person.

provided, however, that in determining the Debt and Investment of Distributors, so long as the Sara Lee Offset Agreement shall remain in full force and effect and shall be effective to permit the offset of principal and interest due under the Sara Lee Note against principal and interest due under PYA's Note (or to establish Distributor's obligation in respect of the indebtedness evidenced by the Sara Lee Note from and after a prepayment in full of PYA's Note as the remaining principal balance of the Sara Lee Note after offset against amounts owing thereon of the principal of and accrued and unpaid interest to the date of prepayment on the PYA Note), the Debt and Investment evidenced by the Sara Lee Note shall be deemed equal to the net amounts for which Distributors is obligated under the Sara Lee Offset Agreement.

          "Determination Date" shall mean the last day of each fiscal quarter of the Transferor and the Sellers.

          "Effective Date" shall mean November 22, 1994.

          "Effective Date Intangibles" shall mean all goodwill and other intangible assets that appear on a consolidated balance sheet of Distributors and its Restricted Subsidiaries prepared in accordance with GAAP as of the Effective Date immediately after giving effect to the Recapitalization.

          "Everett Facility" shall mean the facility owned by Distributors on November 10, 1994 located in Everett, Massachusetts.

          "Fixed Charge Coverage Ratio" shall mean, as of any Determination Date, the number obtained by dividing (a) Net Income Available for Fixed Charges for the period ("Coverage Period") of four consecutive fiscal quarters ended on such Determination Date by (b) Fixed Charges for such Coverage Period.

          "Fixed Charges" shall mean, for any period, the sum of the following amounts: (a) Interest and Discount Expense for such period, plus (b) the aggregate amount of Operating Lease Rentals accrued (whether or not actually paid) during such period.

          "Guaranty" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise in any manner directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (a) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or (c) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. For purposes of all computations made under this Agreement, the amount of any Guaranty shall be equal to the amount of the obligation guaranteed or, if not stated or determined, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Hedging Agreement" shall mean any agreement entered into by a Person for protection against future fluctuations in interest rates, foreign exchange rates, commodity prices, or the like (including, but not limited to, interest rate and/or currency swap arrangements, interest rate, currency and/or commodities future or option contracts, and other similar agreements) and which creates a contingent obligation of such Person to make any payments (other than payments in respect of any fee or charge for contracting to provide the protection provided by such agreement) to the holder(s) thereof or counterparty(ies) thereunder upon the culmination or termination of such agreement or otherwise.

          "Interest and Discount Expense" shall mean, as applied to any Person, for any period, the sum of the following amounts for all such Persons of: (a) the aggregate amount of all interest accrued (whether or not actually paid) during such period on Debt and Investment (including, without limitation, (i) imputed interest on Capital Lease Obligations and (ii) all imputed interest, whether in the form of "yield", "discount" or other similar item, that accrues in respect of any receivables securitization permitted under the Credit Agreement and the Private Debt Indenture (including, without limitation, Discount hereunder) entered into by such Person (or by any Subsidiary of such Person or any other Person "controlled" (as such term is defined in the Securities Act of 1933 and the rules and regulations thereunder)), together with any fees payable thereunder, plus (b) amortization of debt discount and expense during such period, plus (c) all fees and commissions payable in connection with any letters of credit during such period. Unless otherwise specified, any reference to Interest and Discount Expense for any period is intended as a reference to the sum for such period of said amounts for Distributors and its Restricted Subsidiaries on a consolidated basis after eliminating all intercompany transactions.

          "Net Income Available for Fixed Charges" shall mean, for any period,
(a) the net income (or deficit) of Distributors and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP after eliminating all nonrecurring items (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP) for such period, plus (b) the sum of the following amounts, in each case to the extent deducted in arriving at the amount determined in accordance with the foregoing subdivision (a): (i) Interest and Discount Expense, (ii) provisions for taxes imposed on or measured by income or excess profits, (iii) Operating Lease Rentals accrued (whether or not actually paid), and (iv) provisions for amortization of Effective Date Intangibles; provided however, that in determining the net income (or deficit) of Distributors and its Restricted

Subsidiaries pursuant to the foregoing subdivision (a) for any period during which Distributors shall have sold or otherwise disposed of the Everett Facility, losses from such sale or other disposition shall be disregarded to the extent the aggregate amount of all such losses (computed without regard to Effective Date Intangibles attributable to such facility) does not exceed $3,300,000 on an after tax basis.

          "Net Worth Minimum" shall mean, as of any date, the sum of (i) the Net Worth Minimum (determined as in this definition provided) in the immediately preceding fiscal year (which amount for the Fiscal Year ended July 2, 1995 was $12,500,000) plus (ii) the greater of (x) zero and (y) 50% of the net income of Distributors and its Restricted Subsidiaries for such preceding fiscal year, determined on a consolidated basis in accordance with GAAP after eliminating all intercompany items and deducting portions of income properly attributable to outside minority interests, if any, in Restricted Subsidiaries and after adding, to the extent deducted in determining such net income, the amount of any provision for the amortization of Effective Date Intangibles.

          "Operating Cash Flow" shall mean, for any period, (a) the net income (or deficit) of Distributors and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP after eliminating all nonrecurring items (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP) for such period; plus (b) the sum of the following amounts, in each case to the extent deducted in arriving at such the amount determined in accordance with the foregoing subdivision (a):

                     (i)     Interest and Discount Expense,

                     (ii) provisions for taxes imposed on or measured by income or excess profits, and

                     (iii) provisions for depreciation and amortization (including, without limitation, amortization of Effective Date Intangibles);

plus (c) the sum (without duplication) of the following items to the extent not included in the amounts determined pursuant to subdivisions (a) and (b) above (such sum being herein called the "Acquired Unit Adjustment"):

                     (i) the net income (or net deficit) for such period of each Person which shall have become a Restricted Subsidiary during such period (an "Acquired Subsidiary") after eliminating all nonrecurring items

          (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP),

                     (ii) the net income (or net deficit) derived during such period from any operating assets acquired by Distributors or a Restricted Subsidiary during such period ("Acquired Assets"), and

                     (iii) the sum (without duplication) of the following items to the extent deducted in determining net income of any Acquired Subsidiary or derived from any Acquired Assets for such period: (A) Interest and Discount Expense of such Acquired Subsidiary or associated with such Acquired Assets, (B) provisions for taxes imposed on or measured by income or excess profits of such Acquired Subsidiary or associated with such Acquired Assets, and (C) provisions for depreciation and amortization of such Acquired Subsidiary or associated with such Acquired Assets;

minus (d) the sum of the following items to the extent included in the amounts determined pursuant to subdivisions (a), (b) and (c) above (such sum being herein called the "Disposed Unit Adjustment"):

                     (i) the net income (or net deficit) for such period of each Person which shall have ceased to be a Restricted Subsidiary during such period (a "Disposed Subsidiary") after eliminating all nonrecurring items (whether cash or non-cash and whether or not deemed extraordinary in accordance with GAAP),

                     (ii) the net income (or net deficit) derived during such period from any assets which were sole or otherwise disposed of by Distributors or a Restricted Subsidiary during such period ("Disposed Assets"), and

                     (iii) the sum (without duplication) of the following items to the extent deducted in determining net income of any Disposed Subsidiary or derived from any Disposed Assets for such period: (A) Interest and Discount Expense of such Disposed Subsidiary or associated with such Disposed Assets, (B) provisions for taxes imposed on or measured by income or excess profits of such Disposed Subsidiary or associated with such Disposed Assets for such period, and (C) provisions for depreciation and amortization of such Disposed Subsidiary or associated with such Disposed Assets;

provided, however, that (1) for purposes of determining Operating Cash Flow for any period, the Acquired Unit

Adjustment and the Disposed Unit Adjustment shall be determined by Distributors in accordance with sound financial practice (and on the basis, to the extent available, of appropriate financial statements and tax returns for such period) and shall be set forth in a certificate of the principal financial officer of Distributors accompanied by calculations in reasonable detail showing the manner of determination thereof, which certificate shall be furnished to the Administrative Agent and each of the Lenders not later than the certificate required to be furnished by Distributors in respect of such period pursuant to
Section 5.1(a)(iii), and (2) no amount shall in any event be includable in Operating Cash Flow pursuant to subdivision (c) of this definition for any period in respect of any Acquired Unit Adjustment unless the amount and calculation thereof, as set forth in the certificate for such period required by the foregoing clause (i), shall also be includable pursuant to the Credit Agreement; and provided further, however, that in determining the net income (or deficit) of Distributors and its Restricted Subsidiaries pursuant to the foregoing subdivision (a) for any period during which Distributors shall have sold or otherwise disposed of the Everett Facility, losses from such sale or other disposition shall be disregarded to the extent the aggregate amount of all such losses (computed without regard to Effective Date Intangibles attributable to such facility) does not exceed $3,300,000 on an after tax basis.

          "Operating Lease" shall mean any lease of property (real, personal or mixed) having an original term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not any such option has been exercised) of more than one year, other than (a) a capital Lease and (b) in the case of any Subsidiary of Distributors, any such lease under which Distributors or a Predominantly Owned Restricted Subsidiary is the lessor.

          "Operating Lease Rentals" shall mean, as applied to Distributors and its Restricted Subsidiaries for any period, the total amount (whether designated as rentals or additional or supplemental rentals or otherwise) payable as lessee under all Operating Leases during such period, including amounts so payable during such period by reason of a lease termination or a surrender of property but excluding amounts so payable on account of maintenance, ordinary repairs, insurance, taxes, assessments and other similar charges

          "Predominantly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary at least 80% of all of the equity interests of each class of which and at least 80% of the voting interests of which shall, in each case, at the time be owned by Distributors either directly or through one or more other Predominantly Owned Restricted Subsidiaries.

          "PYA" shall mean PYA/Monarch, Inc. a Delaware corporation.

          "PYA's Note" shall mean that certain promissory note of PYA, dated March 10, 1989, in the original principal amount of $110,000,000 and payable to Distributors, which bears interest at rates between 10.35% and 10.8% per annum, as such note shall be in effect on November 10, 1994.

          "Recapitalization" shall mean the recapitalization referred to in (and as defined in) the Parent's Form S-1 filed with the Securities and Exchange Commission on August 11, 1994, as amended by those certain Amendments Nos. 1 and 2 thereto filed with the Securities and Exchange Commission on September 28, 1994 and October 21, 1994, respectively.

          "Restricted Subsidiary" shall mean any Subsidiary of Distributors which has not been designated or redesignated as an "Unrestricted Subsidiary" under and in accordance with the Credit Agreement and the Private Debt Indenture. Currently all of Distributor's Subsidiaries are Restricted Subsidiaries. The Transferor shall, or shall cause Distributors, to give the Agent notice of the designation or redesignation of any Subsidiary of Distributors as an Unrestricted Subsidiary.

          "Sara Lee Note" shall mean that certain promissory note of Distributors dated August 19, 1989, made in the original principal amount of $112,000,000 and payable to PYA, which bears interest at the per annum rate of 11%, as such note was in effect on November 10, 1994.

          "Sara Lee Offset Agreement" shall mean the amended and Restated Note Offset Agreement, dated as of July 3, 1989, by and between PYA and Distributors, providing, among other things, for the settlement of maturities of principal and accrued interest under the Sara Lee Note, on the one hand, and under PYA's Note, on the other hand by offsetting the respective amounts due thereunder.

          "Total Debt and Investment" means, as of any date, the aggregate amount of all Debt and Investment of Distributors and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis.

          "Total Debt and Investment Ratio" shall mean, as of any date, the number obtained by dividing (a) Total Debt and Investment as of such date by
(b) Operating Cash Flow
for the period ("Cash Flow Period") of four consecutive fiscal quarters ended on such date or (if such date shall not be a Determination Date) most recently prior to such date; provided, that in calculating the Total Debt and Investment Ratio for purposes of determination of the Applicable Margin, Total Debt and Investment shall not include any Debt of Distributors or any of its Restricted Subsidiaries of the type described in subdivision (h) of the definition of "Debt and Investment".

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

                                        ENTERPRISE FUNDING CORPORATION,
                                           as Company

                                        By:  /s/
                                           -----------------------------
                                           Name:
                                           Title:

                                        JPFD FUNDING COMPANY,
                                           as Transferor


                                        By: /s/ GEORGE T. MEGAS
                                           -----------------------------
                                           Name: George T. Megas
                                           Title: Vice President, Finance

                                        JP FOODSERVICE DISTRIBUTORS, INC.,
                                           as Collection Agent

                                        By: /s/ JAMES MILLER
                                           -----------------------------
                                           Name: James Miller
                                           Title: President


Commitment                                NATIONSBANK, N.A., as Agent and
$50,000,000                                  as the sole initial Bank Investor

                                        By: /s/ MICHELLE M. HEATH
                                           -----------------------------
                                        Name: Michelle M. Heath
                                        Title: Vice President